                      WACHOVIA CORPORATION AND SUBSIDIARIES





Third Quarter 2001

Management's Analysis of Operations
Quarterly Financial Supplement
Nine Months Ended September 30, 2001

























                                                                 [Wachovia Logo]

WACHOVIA CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL SUPPLEMENT
NINE MONTHS ENDED SEPTEMBER 30, 2001
TABLE OF CONTENTS
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
Financial Highlights                                                                                       1

Management's Analysis of Operations                                                                        2

Selected Statistical Data                                                                                 22

Summary Income, Per Share and Balance Sheet Data                                                          23

Merger-Related and Restructuring Charges                                                                  24

Business Segments                                                                                         25

Fee and Other Income - Corporate and Investment Banking                                                   39

Selected Ratios                                                                                           39

Securities                                                                                                40

Loans - On-Balance Sheet, and Managed and Servicing Portfolios                                            41

Loans Held for Sale                                                                                       42

Allowance for Loan Losses and Nonperforming Assets                                                        43

Nonaccrual Loan Activity                                                                                  44

Goodwill and Other Intangible Assets                                                                      44

Deposits                                                                                                  45

Time Deposits in Amounts of $100,000 or More                                                              45

Long-Term Debt                                                                                            46

Changes in Stockholders' Equity                                                                           47

Capital Ratios                                                                                            48

Risk Management Derivative Financial Instruments                                                          49

Risk Management Derivative Financial Instruments - Expected Maturities                                    50

Risk Management Derivative Financial Instruments Activity                                                 51

Net Interest Income Summaries - Five Quarters Ended September 30, 2001                                    52

Net Interest Income Summaries - Nine Months Ended September 30, 2001 and 2000                             54

Consolidated Condensed Statements of Income (Loss)                                                        55

Merger-Related, Restructuring and Other Charges/Gains                                                     55

Consolidated Statements of Operating Earnings -  Five Quarters Ended September 30, 2001                   56

Consolidated Statements of Operating Earnings -  Nine Months Ended September 30, 2001 and 2000            57

Consolidated Balance Sheets                                                                               58

Consolidated Statements of Income (Loss) -  Five Quarters Ended September 30, 2001                        59

Consolidated Statements of Income (Loss) -  Nine Months Ended September 30, 2001 and 2000                 60

Consolidated Statements of Cash Flows                                                                     61
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FINANCIAL HIGHLIGHTS
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                                                              Three Months Ended                    Nine Months Ended
                                                                   September 30,                        September 30,
                                                       --------------------------  Percent    -----------------------   Percent
                                                                                  Increase                             Increase
(Dollars in millions, except per share data)                  2001         2000  (Decrease)           2001       2000 (Decrease)
-------------------------------------------------------------------------------------------   ----------------------------------
FINANCIAL HIGHLIGHTS
OPERATING EARNINGS
  Net interest income - tax-equivalent               $       1,974        1,860          6 %   $     5,450      5,779        (6)%
  Fee and other income                                       1,036        1,645        (37)          4,211      5,233       (20)
--------------------------------------------------------------------------------              ------------------------
  Total revenue - tax-equivalent                             3,010        3,505        (14)          9,661     11,012       (12)
  Provision for loan losses                                    244          142         72             686        562        22
  Noninterest expense                                        2,310        2,328         (1)          6,617      7,081        (7)
  Income taxes - tax-equivalent                                158          333        (53)            801      1,115       (28)
--------------------------------------------------------------------------------              ------------------------
  Income before restructuring, merger-related and
    other charges (Operating earnings)                         298          702        (58)          1,557      2,254       (31)
After-tax restructuring, merger-related and other
    charges                                                   (632)         150          -            (674)    (2,761)      (76)
--------------------------------------------------------------------------------              ------------------------
Net income (As reported)                             $        (334)         852          - %   $       883       (507)        - %
================================================================================================================================
DILUTED EARNINGS PER SHARE
Income before restructuring, merger-related and
  other charges                                      $        0.27         0.71        (62)%   $      1.51       2.29       (34)%
Net income                                           $       (0.31)         0.86         - %   $      0.85      (0.54)        - %
================================================================================================================================
PROFITABILITY (OPERATING EARNINGS)
Return on average stockholders' equity                        5.77 %      15.76          -           11.91      17.88         -
Net interest margin                                           3.58         3.52          -            3.47       3.58         -
Fee and other income as % of total revenue                   34.42        46.93          -           43.59      47.52         -
Overhead efficiency ratio                                    76.74        66.42          -           68.49      64.30         -
Effective income tax rate                                    27.67 %      30.43          -           30.83      31.59         -
================================================================================================================================
CASH OPERATING EARNINGS
Net income                                           $         395          778        (49)%   $     1,802      2,517       (28)%
Diluted earnings per share                                    0.36         0.79        (54)%   $      1.75       2.56       (32)%
Return on average tangible stockholders' equity              11.36 %      22.15          -           18.85      28.20         -
Return on average stockholders' equity                        7.66        17.47          -           13.79      19.96         -
Overhead efficiency ratio                                    72.86 %      64.17          -           65.68      61.75         -
Operating leverage                                   $        (462)        (154)         -               -          -         -
================================================================================================================================
BALANCE SHEET DATA
Securities                                           $      56,929       52,065          9 %   $    56,929     52,065         9 %
Loans, net                                                 169,680      123,419         37         169,680    123,419        37
Total assets                                               325,897      246,640         32         325,897    246,640        32
Total deposits                                             180,549      138,870         30         180,549    138,870        30
Long-term debt                                              43,233       36,258         19          43,233     36,258        19
Stockholders' equity                                 $      28,506       14,795         93 %   $    28,506     14,795        93 %
================================================================================================================================
CAPITAL ADEQUACY
Tier I capital ratio                                          6.75 %       7.00          -            6.75       7.00         -
Total capital ratio                                          10.84        11.32          -           10.84      11.32         -
Leverage ratio                                                7.22 %       5.73          -            7.22       5.73         -
================================================================================================================================
ASSET QUALITY
Allowance as % of loans, net                                  1.79 %       1.39          -            1.79       1.39         -
Allowance as % of nonperforming assets                         186          181          -             186        181         -
Net charge-offs as % of average loans, net                    0.73         0.46          -            0.60       0.58         -
Nonperforming assets to loans, net, foreclosed
  properties and loans held for sale                          1.08 %       0.98          -            1.08       0.98         -
================================================================================================================================
OTHER DATA
Employees                                                   85,534       70,533         21 %        85,534     70,533        21 %
Branches                                                     2,795        2,253         24           2,795      2,253        24
ATMs                                                         4,698        3,831         23           4,698      3,831        23
Shares outstanding (In thousands)                        1,360,996      986,004         38       1,360,996    986,004        38
Common stock price                                   $       31.00        32.19         (4)    $     31.00      32.19        (4)
Book value per common share                                  20.94        15.00         40           20.94      15.00        40
Common stock price to book value                               148          215        (31)            148        215       (31)
Market capitalization                                       42,191       31,739         33          42,191     31,739        33
Dividends paid per common share                      $        0.24         0.48        (50)%   $      0.72       1.44       (50)%
================================================================================================================================

The following discussion and other portions of this Quarterly Report contain various forward-looking statements. Please refer to our 2001 Third Quarter Report on Form 10-Q for a discussion of various factors that could cause our actual results to differ materially from those expressed in such forward-looking statements.

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SUMMARY OPERATING RESULTS

                                                                   Three Months Ended              Nine Months Ended
                                                                        September 30,                  September 30,
                                                            ------------------------------------------------------------
(In millions, except per share data)                                2001         2000              2001         2000
------------------------------------------------------------------------------------------------------------------------
OPERATING EARNINGS
Net interest income (a)                                   $        1,974        1,860             5,450        5,779
Fee and other income                                               1,036        1,645             4,211        5,233
------------------------------------------------------------------------------------------------------------------------
  Total revenue (a)                                                3,010        3,505             9,661       11,012
Provision for loan losses                                            244          142               686          562
Noninterest expense                                                2,310        2,328             6,617        7,081
Income taxes (a)                                                     158          333               801        1,115
------------------------------------------------------------------------------------------------------------------------
Operating earnings                                        $          298          702             1,557        2,254
------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                         $         (334)         852               883         (507)
Cash operating earnings (b)                                          395          778             1,802        2,517
PER DILUTED COMMON SHARE
Operating earnings                                                  0.27         0.71              1.51         2.29
Net income (loss)                                                  (0.31)        0.86              0.85        (0.54)
Cash operating earnings (b)                               $         0.36         0.79              1.75         2.56
RATIOS
Operating return on average common equity                           5.77 %      15.76             11.91        17.88
Cash operating return on average
  tangible common stockholders' equity (b)                         11.36 %      22.15             18.85        28.20
------------------------------------------------------------------------------------------------------------------------
(a) Tax-equivalent.
(b) Cash operating earnings exclude goodwill and other intangible amortization.
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EARNINGS HIGHLIGHTS

SUMMARY OF OPERATING RESULTS Wachovia reported net income of $883 million in the first nine months of 2001, compared with a net loss of $507 million in the first nine months of 2000. Results in each period were diminished by after-tax net merger-related, restructuring and other charges, which amounted to $674 million in the first nine months of 2001 and $2.8 billion in the first nine months of 2000. Operating earnings, which exclude these net charges, were $1.6 billion, or $1.51 per share, in the first nine months of 2001 and $2.3 billion, or $2.29 per share, in the first nine months of 2000. Cash operating earnings, which exclude goodwill and other intangible amortization as well as the after-tax net merger-related, restructuring and other charges, were $1.8 billion, or $1.75 per share, in the first nine months of 2001 and $2.5 billion, or $2.56 per share in the first nine months a year earlier. See Merger-Related, Restructuring and Other Charges and Gains for further information.

The merger of the former Wachovia and First Union closed on September 1, 2001, and was accounted for under the purchase method of accounting. Accordingly, the results for 2001 include nine months of the former First Union and one month of the former Wachovia. In addition, year over year comparisons also reflect the strategic repositioning of the former First Union, which involved exiting the credit card and The Money Store home equity lending businesses and the sale of the existing mortgage servicing portfolio, 84 branches and certain loans and securities between June 2000 and June 2001.

On an operating basis, fee and other income was $4.2 billion in the first nine months of 2001, down 20 percent from the first nine months of 2000. The decline largely reflected a $686 million net loss in principal investing compared with principal investing net revenue of $438 million in the first nine months of 2000.

On an operating basis, noninterest expense was $6.6 billion in the first nine months of 2001, down 7 percent from the first nine months of 2000. The decrease in noninterest expense from the first nine months of 2000 primarily reflected expense control initiatives and lower variable compensation expense, offset by the addition of one month of expenses from the former Wachovia.

On an operating basis, the provision for loan losses was $686 million in the first nine months of 2001, an increase of $124 million from the first nine months of 2000. The provision exceeded net charge-offs in the first nine months of 2001 by $127 million.

Net charge-offs in the first nine months of 2001 of $559 million were unchanged from the first nine months of 2000. Net charge-offs were 0.60 percent of average net loans in the first nine months of 2001, up 2 basis points from the first nine months of 2000. Nonperforming assets, including those in loans held for sale, increased $292 million from December 31, 2000, to $1.9 billion at September 30, 2001, including $365 million of former Wachovia nonperforming loans. As a percentage of net loans, foreclosed properties and loans held for sale, nonperforming assets were 1.08 percent at September 30, 2001, and 1.22 percent at December 31, 2000.

OUTLOOK

We took actions during the third quarter to increase credit reserves and to write down private equity investments in principal investing as a result of a downturn in the financial markets and sharp declines in equity market valuations exacerbated by the September 11 tragedy. These actions strengthened the company's balance sheet in the face of a weakening economy.

We have great optimism for the future due to the solid performance in our core businesses throughout these difficult times. The foundation of our company, the General Bank, continues to show strong loan and deposit growth. Our Corporate and Investment Banking, Capital Management and Wealth Management businesses also performed well relative to their peers in light of the severe market downturn, as illustrated by a 31 percent decline in the NASDAQ composite index and a 15 percent decline in the S&P 500 index in the third quarter of 2001. In addition to creating a strong balance sheet, expense control is a keystone in the new Wachovia, and we expect to see further evidence of that in 2002 as we begin to realize merger synergies.

Upon the September 1 merger of First Union Corporation and Wachovia Corporation, the combined company adopted the name "Wachovia Corporation." The terms of the merger, which was accounted for under the purchase method of accounting, called for Wachovia shareholders to receive two First Union shares for each Wachovia common share. In connection with the merger, Wachovia shareholders were given the right to choose either a one-time cash payment of 48 cents per Wachovia common share or two shares of a new class of preferred stock, which will pay dividends equal to the difference between the last dividend paid by the former Wachovia of 30 cents per share and the common stock dividend declared by the combined company.

We believe the merger will enhance our performance for shareholders as our combined resources enable us to provide more choice, convenience, products and services for customers; more investment opportunities for clients; and significant capital for commercial enterprises and corporate clients. The merger enhances our range of products and increases the distribution channels for customers. It also strengthens scale, density and scope in our core markets and lines of business, particularly in higher growth businesses such as asset management. In this merger, First Union and Wachovia bring complementary strengths. First Union has invested heavily in developing a wide range of products and services. Wachovia has earned national acclaim for its high standard of customer service and long-term client relationships.

At September 30, 2001, the combined company had assets of $326 billion and a market capitalization of $42 billion. The new company's 19 million customers (which include 3.8 million online enrollments) are served by 85,500 employees through a wide selection of distribution channels, including 2,800 branch offices, 600 brokerage offices, 4,700 ATMs, and online and telephone banking 24 hours a day. It is the nation's fourth largest banking company, based on assets, and the second largest based on U.S. deposits.

The merger integration is progressing well and much has already been achieved:

     o    The top three tiers of senior management are in place;

     o Re-due diligence was completed, which supported expense efficiencies and one-time cost projections;

     o 800 systems applications have been analyzed and all platforms selected; and

     o 1,315 positions were reduced through a hiring freeze instituted before consummation.

We are focused on increasing the efficiency and competitiveness of our four core businesses. We will continue to evaluate our operations and organizational structures to ensure they are closely aligned with our goal of maximizing performance in our core businesses. When consistent with our overall business strategy, we may consider the disposition of certain assets, branches, subsidiaries or lines of business. We continue to routinely explore acquisition opportunities, particularly in areas that would complement our core businesses, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities could occur.

CORPORATE RESULTS OF OPERATIONS


MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES AND GAINS In the first nine months of 2001, we reported a net charge of $674 million after tax in merger-related, restructuring and other charges and gains. Most of this charge related to actions taken in the third quarter, including:

     o A $549 million pre-tax or $357 million after tax (33 cents per share) provision for loan losses to provide for deterioration in the economy experienced in the third quarter.

     o A $331 million pre-tax or $215 million after tax (20 cents per share) provision for loan losses plus a $102 million purchase accounting adjustment representing the impact of integrating the two loan portfolios and of moving $1.5 billion of higher risk loans to held for sale.

     o $85 million pre-tax or $57 million after tax (5 cents per share) of merger-related and restructuring charges. Of these charges, $82 million pre-tax was part of the previously announced $1.5 billion charge in connection with the merger. We will record the rest of these charges over the next several years as the merger integration is completed.

In addition, other charges included a $4 million pre-tax or $3 million after tax net loss consisting of a write-down on loans held for sale by the former Wachovia offset by a gain on the sale of certain The Money Store home equity loans.

In the first six months of 2001, we reported a net charge of $70 million pre-tax or $42 million after tax in merger-related, restructuring and other charges and gains primarily in connection with the completion of the strategic repositioning announced in June 2000. The more significant items related to the strategic repositioning included $73 million in branch sale gains; $71 million in market value write-downs of certain loans held for sale; $45 million of gains related to loan sales and other recoveries from the held for sale portfolio; $166 million of noninterest expense, principally employee termination costs, professional fees, premises consolidation costs and system deconversion costs; and $73 million of net reversals of previously recorded restructuring charges principally related to finalization of estimates related to employee termination, contract cancellation and occupancy costs. Also included in the $70 million net charge were $20 million in systems integration costs related to the JWGenesis and EVEREN acquisitions, and $14 million in reversals of amounts recorded in the March 1999 restructuring charge based on finalization of employee termination costs.



Upon announcement of the merger of First Union and Wachovia in April 2001, we began to develop merger integration plans, including plans to reduce the combined work force and to exit certain activities. As of September 30, 2001, we were in the process of refining these plans. In the third quarter of 2001, we incurred $65 million in certain transaction costs and termination costs related to employees of the former Wachovia that were reflected as purchase accounting adjustments, and accordingly, increased goodwill. In addition, we recorded a $31 million restructuring charge related to the merger primarily consisting of termination benefits for former First Union employees who had been notified of their termination by September 30, 2001. Additional purchase accounting adjustments and restructuring charges will be recorded in the future as the integration plans are finalized, which will involve final decisions regarding organization and personnel, premises, systems and service contracts. As we announced in April, we believe that the final number of employee displacements will amount to 7,000, half of which will come through attrition.

In the first nine months of 2000, we recorded $3.5 billion of net merger-related, restructuring and other charges and gains that were primarily related to the strategic repositioning of the former First Union in June 2000.
These charges included restructuring charges of $2.1 billion. At September 30, 2001, the remaining balance of the 2000 restructuring accrual was $15 million, which represented amounts still to be paid in employee termination benefits.

SEPTEMBER 11-RELATED IMPACT We estimate that the third quarter impact of the September 11 tragedy amounted to $55 million after tax, or 5 cents per share, from lost brokerage and trading income during market closings and trading losses due to spread widening. Also, $20 million in pre-tax costs were recorded in the third quarter of 2001 related to Wachovia's World Trade Center trust operations.
We do not believe that we will incur any additional uninsured losses related to Wachovia's World Trade Center trust operations.

The rest of this discussion of Corporate Results of Operations is on an operating basis, and accordingly, excludes these merger-related, restructuring and other charges and gains.

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AVERAGE BALANCE SHEET AND INTEREST RATES

                                                               NINE MONTHS ENDED                   Nine Months Ended
                                                              SEPTEMBER 30, 2001                  September 30, 2000
                                                      --------------------------------------------------------------------
                                                              AVERAGE                             Average
(In millions)                                                 BALANCE       RATE                  Balance       Rate
--------------------------------------------------------------------------------------------------------------------------
Interest-bearing bank balances                     $            2,031       4.70 %         $        1,038       5.17 %
Federal funds sold                                              8,674       4.64                    8,406       5.70
Trading account assets                                         13,955       5.80                   12,160       6.89
Securities                                                     50,324       7.21                   54,392       7.36
Commercial loans                                               79,117       8.12                   75,091       9.11
Consumer loans                                                 44,961       8.29                   54,078       8.52
--------------------------------------------------------------------------------------------------------------------------
Total loans                                                   124,078       8.18                  129,169       8.86
--------------------------------------------------------------------------------------------------------------------------
Other earning assets                                           10,352       7.72                   10,453       9.48
--------------------------------------------------------------------------------------------------------------------------
Total earning assets                                          209,414       7.59                  215,618       8.26
--------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits                                     113,415       4.28                  112,887       4.62
Federal funds purchased                                        26,379       5.40                   33,451       5.96
Commercial paper                                                2,643       4.20                    2,963       5.94
Other short-term borrowings                                     9,754       2.95                    9,815       5.09
Long-term debt                                                 37,041       5.24                   33,800       6.57
--------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                            189,232       4.55                  192,916       5.24
--------------------------------------------------------------------------------------------------------------------------
Net interest income and margin                     $            5,450       3.47 %         $        5,779       3.58  %
--------------------------------------------------------------------------------------------------------------------------



NET INTEREST MARGIN Net interest income on a tax-equivalent basis declined 6 percent from the first nine months of 2000 to $5.5 billion in the first nine months of 2001, primarily as a result of actions stemming from our strategic repositioning in mid-2000. The actions that reduced net interest income included the sale of the credit card portfolio in the third quarter of 2000, branch divestitures in the fourth quarter of 2000 and first quarter of 2001, and the securitization and sale of home equity loans in the first half of 2001. In addition, net interest income in 2000 benefited from derivative positions. These positions matured in December 2000. The decrease in net interest income was partially offset by widening spreads resulting from the decline in market interest rates and the sale of lower yielding securities.

The net interest margin, which is the difference between the tax-equivalent yield on earning assets and the equivalent rate paid to fund those assets, declined 11 basis points from the first nine months of 2000. The decline was primarily a result of the disposition of higher-rate loans in connection with the sale of the credit card portfolio and the sale of lower cost core deposits in connection with the branch divestitures. This was partially offset by the decline in market interest rates, which resulted in liabilities repricing more quickly than assets; the sale of securities as part of the strategic repositioning; growth in core deposits; and the positive impact to the net interest margin of the former Wachovia for one month. The average rate earned on earning assets declined 67 basis points from the first nine months of 2000 to
7.59 percent in the first nine months of 2001 and the average rate paid on liabilities decreased 69 basis points from the first nine months of 2000 to 4.55 percent in the first nine months of 2001. The Risk Management section provides additional information on our methodology for interest rate risk management.

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FEE AND OTHER INCOME

                                                                 Three Months Ended                 Nine Months Ended
                                                                      September 30,                     September 30,
                                                        -----------------------------------------------------------------
(In millions)                                                    2001          2000                2001          2000
-------------------------------------------------------------------------------------------------------------------------
Service charges and fees                             $            541           508               1,495         1,485
Commissions                                                       356           365               1,120         1,208
Fiduciary and asset management fees                               400           384               1,165         1,124
Advisory, underwriting and other
  investment banking fees                                         177           148                 613           539
Principal investing                                              (585)           34                (686)          438
Other income                                                      147           206                 504           439
-------------------------------------------------------------------------------------------------------------------------
Total fee and other income                           $          1,036         1,645               4,211         5,233
-------------------------------------------------------------------------------------------------------------------------


FEE AND OTHER INCOME On an operating basis, fee and other income was $4.2 billion in the first nine months of 2001, down 20 percent from the first nine months of 2000 due to principal investing losses and lower commissions in difficult financial markets.

Commissions, which include brokerage and insurance commissions, decreased $88 million to $1.1 billion in the first nine months of 2001 reflecting the weakening trading environment. Fiduciary and asset management fees increased 4 percent primarily due to increased asset-based fees in brokerage asset management accounts and the addition of fee income from the former Wachovia. Advisory, underwriting and other investment banking fees increased 14 percent from the first nine months of 2000 primarily due to strength in the fixed income businesses in Corporate and Investment Banking.

Principal investing, which includes the results of investments in equity and mezzanine securities, declined from $438 million in the first nine months of 2000 to a loss of $686 million in the first nine months of 2001, as discussed earlier.



Other income, which includes results from portfolio securities transactions and asset sales and securitizations, increased $65 million from the first nine months of 2000 to $504 million in the first nine months of 2001. Other income in the first nine months of 2001 included a $75 million gain recorded in connection with the sale of Star Systems, Inc., partially offset by $55 million in affordable housing write-downs, $55 million in market value write-downs on loans held for sale and $51 million in net securities losses.

The first nine months of 2000 included $46 million in affordable housing write-downs, $86 million in market value write-downs on loans held for sale, $8 million in net securities losses and a $47 million charge to provide additional reserves against lease residuals on our discontinued indirect auto lending and leasing business. Asset sales and securitization gains amounted to $165 million in the first nine months of 2001, a decline of $29 million from the first nine months of 2000.

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NONINTEREST EXPENSE

                                                                      Three Months Ended                Nine Months Ended
                                                                           September 30,                    September 30,
                                                             ----------------------------------------------------------------
(In millions)                                                         2001          2000               2001          2000
-----------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits                            $          1,374         1,381              4,066         4,206
Occupancy                                                              176           157                494           469
Equipment                                                              214           213                617           637
Advertising                                                             15            14                 35            75
Communications and supplies                                            117           117                338           364
Professional and consulting fees                                        79            87                221           240
Goodwill and other intangible amortization                             117            79                272           281
Sundry expense                                                         218           280                574           809
-----------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                         $          2,310         2,328              6,617         7,081
-----------------------------------------------------------------------------------------------------------------------------


NONINTEREST EXPENSE On an operating basis, noninterest expense declined 7 percent from the first nine months of 2000 to $6.6 billion in the first nine months of 2001, despite the addition of one month of expenses related to the former Wachovia. The decline largely reflected expense control initiatives, divestitures of certain businesses in late 2000 and lower variable compensation expense.

On a cash operating basis, the overhead efficiency ratio was 65.68 percent in the first nine months of 2001 and 61.75 percent in the first nine months of 2000. Efficiencies gained through expense control programs were more than offset by the decline in income related to principal investing.

BUSINESS SEGMENTS

In connection with the merger, we realigned our segment reporting to reflect the business mix and management reporting structure of the new company. We now report the results of four business segments, compared with three previously, plus the Parent. The business segments are the General Bank, Capital Management, Wealth Management, Corporate and Investment Banking, and the Parent. The most significant change is the separation of Wealth Management from Capital Management results, and prior period information has been restated to reflect this change. Management reporting methodologies have also been revised to reflect the new company. This includes refinements in funds transfer pricing, economic capital, expected losses, costs, and other balance sheet and income statement allocations. Prior periods have not been restated to reflect these changes as segment level results do not differ materially as a result of these changes.

As previously disclosed, we implemented a new management reporting model in the first quarter of 2001 using new methodologies and systems that we believe better reflect the evolution of our four core businesses. Prior period information has been restated to reflect the changes. The key differences are a significant change in the way intersegment revenues (referral fees) are recorded and changes in cost allocation methodologies. Under our new methodologies, intersegment revenues are paid from the segment that "owns" a product to the segment that "sells" the product, and they are based on comparable fees paid in the market and/or on negotiated amounts that approximate the relative value provided by the selling party. Cost allocations are made for services provided by one business segment to another. Activity-based costing studies are being completed on many business units to better align costs with products and their revenues. In addition, new financial metrics have been implemented, with business units being measured on Risk Adjusted Return on Capital (RAROC) and Economic Profit. RAROC is calculated by dividing economic net income (reported net income adjusted for intangibles amortization and the after-tax impact of expected losses) by economic capital (capital assigned based on a statistical assessment of the credit, market and operating risks taken to generate profits in a particular business unit or product). Economic Profit is economic net income less a charge for the economic capital used to support the business. The charge for economic capital reflects the minimum return that stockholders should expect based on the capital asset pricing model (CAPM). For 2001, we have calculated Wachovia's cost of capital to be 12 percent.

The following discussion of segment results is on an operating basis, and accordingly, excludes merger-related, restructuring and other charges and gains.

-------------------------------------------------------------------------------------------------------------------------
GENERAL BANK
PERFORMANCE SUMMARY

                                                                 Three Months Ended                 Nine Months Ended
                                                                      September 30,                     September 30,
                                                       ------------------------------------------------------------------
(In millions)                                                    2001          2000                2001          2000
-------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)                $           1,280         1,106               3,505         3,278
Fee and other income                                              444           352               1,173           959
Intersegment revenue                                               30            24                  82            75
-------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                                1,754         1,482               4,760         4,312
Provision for loan losses                                          98            51                 296           145
Noninterest expense                                             1,023           933               2,866         2,813
Income taxes (Tax-equivalent)                                     222           170                 553           461
-------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                $             411           328               1,045           893
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
PERFORMANCE AND OTHER DATA
Economic profit                                     $             285           220                 761           572
Risk adjusted return on capital (RAROC)                         37.31 %       35.98               38.18         33.18
Economic capital                                    $           4,465         3,652               3,887         3,609
Cash overhead efficiency ratio                                  57.77 %       61.98               59.40         64.23
Average loans, net                                  $          76,590        60,029              68,471        58,215
Average core deposits                               $         110,755        97,186             102,885        97,412
-------------------------------------------------------------------------------------------------------------------------


GENERAL BANK Our General Bank provides leading-edge, customized banking products and a full line of retail investment products through its three major lines of business: Retail, Small Business and Commercial. Our strategic focus is on providing exceptional customer service combined with leveraging improved customer knowledge to retain and acquire customers, and to deepen and enhance relationships through tailored products and services. Our retail strategy is to reduce the number of single-service customers and to increase the proportion of our customers who not only transact, but also save, invest and borrow with us. Our wholesale strategy is to provide a comprehensive array of financial solutions, including traditional commercial lending and cash management products, and to provide access to more sophisticated asset management and capital markets products and services through our sales and service partnership with Capital Management, Wealth Management and with Corporate and Investment Banking. Our multiple channels are fully integrated, which enables customers to have a single view of their accounts and a choice on whether to use our full-service retail financial centers, direct telephone bank, ATMs or the Internet.

General Bank financial results continued to show very good momentum, with growth in revenues and low cost core deposits and strong consumer credit production. The focus in the General Bank is on providing excellent service to customers throughout the merger integration process, on growing low cost core deposits, on improving loan spreads and on reducing expenses.

On an operating basis, General Bank total revenue increased 10 percent to $4.8 billion in the first nine months of 2001 largely due to improved sales production and increased core deposits. Fee and other income, which reflected improved service charge income, higher mortgage-related income and strong debit card revenues, increased 22 percent to $1.2 billion. Net interest income increased $227 million, reflecting average loan growth of 18 percent and average core deposit growth of 6 percent. The provision for loan losses increased $151 million from the first nine months of 2000 due to increased charge-offs related to the normal aging of the First Union Home Equity portfolio, an increased Commercial provision and to a provision recorded in connection with loan sales and transfers to loans held for sale.

Loan growth was largely due to across-the-board growth in Consumer loans and the addition of $3.2 billion from the former Wachovia. General Bank average core deposits were $103 billion in the first nine months of 2001, an increase of $5 billion from the first nine months of 2000, including $3.8 billion from the former Wachovia. Both Consumer and Commercial deposits increased, primarily in interest checking, savings and money market accounts, reflecting our focus on acquiring low cost core deposits.

Noninterest expense was essentially flat, despite the addition of one month of expenses from the former Wachovia, reflecting solid expense control. The cash overhead efficiency ratio remained below 60 percent for the second consecutive quarter, improving to 59.40 percent in the first nine months of 2001 from 64.23 percent in the same period of 2000.

--------------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT
PERFORMANCE SUMMARY

                                                                   Three Months Ended                Nine Months Ended
                                                                        September 30,                    September 30,
                                                         -----------------------------------------------------------------
(In millions)                                                     2001           2000              2001           2000
--------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)                  $             33             38                95            120
Fee and other income                                               655            681             2,033          2,128
Intersegment revenue                                               (12)           (12)              (35)           (38)
--------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                                   676            707             2,093          2,210
Provision for loan losses                                            -              -                 -              -
Noninterest expense                                                573            576             1,731          1,768
Income taxes (Tax-equivalent)                                       36             44               125            149
--------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                  $             67             87               237            293
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
PERFORMANCE AND OTHER DATA
Economic profit                                       $             42             61               163            214
Risk adjusted return on capital (RAROC)                          31.54 %        40.91             38.26          44.86
Economic capital                                      $            848            844               829            871
Cash overhead efficiency ratio                                   84.72 %        81.40             82.68          79.96
Average loans, net                                    $            269             84               170             96
Average core deposits                                 $          1,535          2,356             1,656          2,192
--------------------------------------------------------------------------------------------------------------------------


CAPITAL MANAGEMENT Our Capital Management Group (CMG) has created a growing and diversified business with a balanced mix of products and multiple channels of distribution, which helped stabilize performance in the face of a sharp market downturn. CMG is organized into two major lines of business: Retail Brokerage Services, which includes the retail brokerage, insurance and the retail investment group; and Asset Management, which includes mutual funds, customized investment advisory services and corporate and institutional trust services. CMG offers a full line of investment products and services distributed through multiple channels, including our national retail brokerage branch network, full-service retail financial centers in our East Coast marketplace and online brokerage. Assets under management grew to $226 billion at September 30, 2001, including $47 billion from the former Wachovia. In the first nine months of 2001, organic growth in assets of $8 billion was realized in both separate account and mutual fund assets as strong net sales offset the effects of the declining equity markets.

On an operating basis, Capital Management total revenue decreased 5 percent, or $117 million, from the first nine months of 2000 due to the significant deterioration in the equity markets. The revenue decline was a result of reduced transaction-based brokerage revenues due to the unsettled market conditions and the loss of four trading days in September 2001. Despite the unsettled markets, in the third quarter of 2001 CMG achieved record annuity sales of $1.2 billion, record gross and net fluctuating fund sales, and strong product sales in the corporate and institutional trust businesses. Mutual fund assets increased $17 billion from year-end 2000 to a record $102 billion, including $10 billion in mutual fund assets from the former Wachovia.

The continued focus on expense control was evident in the modest decline from the first nine months of 2000, despite the higher expense base associated with the former Wachovia.

--------------------------------------------------------------------------------------------------------------------------
WEALTH MANAGEMENT
PERFORMANCE SUMMARY

                                                                  Three Months Ended                Nine Months Ended
                                                                       September 30,                    September 30,
                                                        ------------------------------------------------------------------
(In millions)                                                    2001           2000              2001           2000
--------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)                 $             61             47               155            143
Fee and other income                                              100             79               258            235
Intersegment revenue                                                -              -                 -              -
--------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                                  161            126               413            378
Provision for loan losses                                           2              -                 2              -
Noninterest expense                                               115             80               282            233
Income taxes (Tax-equivalent)                                      15             16                44             50
--------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                 $             29             30                85             95
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
PERFORMANCE AND OTHER DATA
Economic profit                                      $             21             24                64             77
Risk adjusted return on capital (RAROC)                         46.57 %        71.65             57.08          76.62
Economic capital                                     $            236            161               190            159
Cash overhead efficiency ratio                                  71.08 %        63.35             67.87          61.69
Average loans, net                                   $          5,680          4,211             4,837          4,095
Average core deposits                                $          7,328          5,579             6,628          5,663
--------------------------------------------------------------------------------------------------------------------------


WEALTH MANAGEMENT Our Wealth Management Group includes private banking, personal trust, investment distribution, charitable services, financial planning, and insurance and executive services. Our strategic focus is to provide financial advice, planning and integrated wealth management services to affluent and ultra high net worth clients using a team-based approach that promotes continuous and comprehensive client relationships and industry leading customer satisfaction rates. Our strategic partnership with Capital Management, the General Bank and with Corporate and Investment Banking ensures that a comprehensive array of financial solutions are available to our clients.

Solid results in the Wealth Management segment would have been even stronger if not for lower equity market valuations in the third quarter of 2001. Despite the effect of rate compression on the value of the loan and deposit portfolios, sales volumes and lending relationships increased year over year. Retention of both clients and sales professionals remained strong in the third quarter of 2001.

On an operating basis, Wealth Management total revenue increased $35 million from the first nine months of 2000 due to the addition of the former Wachovia together with strength in service charges and insurance commissions. Net interest income increased 8 percent to $155 million as average loans were up 18 percent from the first nine months of 2000. Average core deposits increased 17 percent, which was primarily attributable to the former First Union. Fee and other income rose 10 percent from the first nine months of 2000; 8 percent of the increase was due to the former Wachovia.

Our focus remains on strong expense discipline in the more difficult operating environment; the increase in expenses year over year reflects the larger expense base associated with the former Wachovia.

--------------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT BANKING
PERFORMANCE SUMMARY

                                                                  Three Months Ended                Nine Months Ended
                                                                       September 30,                    September 30,
                                                        ------------------------------------------------------------------
(In millions)                                                    2001           2000              2001           2000
--------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income (Tax-equivalent)                 $            498            417             1,411          1,234
Fee and other income                                             (250)           362               398          1,440
Intersegment revenue                                              (15)           (12)              (42)           (36)
--------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                                  233            767             1,767          2,638
Provision for loan losses                                         126             83               289            298
Noninterest expense                                               479            486             1,438          1,452
Income taxes (Tax-equivalent)                                    (165)            47               (69)           246
--------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                 $           (207)           151               109            642
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
PERFORMANCE AND OTHER DATA
Economic profit                                      $           (356)            (9)             (364)           226
Risk adjusted return on capital (RAROC)                        (10.58)%        11.44              4.08          17.25
Economic capital                                     $          6,267          6,048             6,154          5,761
Cash overhead efficiency ratio                                     NM %        60.89             78.17          53.30
Average loans, net                                   $         42,076         42,017            41,988         41,920
Average core deposits                                $         10,499          9,086            10,055          9,065
--------------------------------------------------------------------------------------------------------------------------


CORPORATE AND INVESTMENT BANKING Our Corporate and Investment Banking businesses offer a range of fixed income and equity products and advisory services for corporate and institutional clients. Our strategy is to focus on middle-market and growth companies, and we leverage the strong relationship coverage in our East Coast banking markets with an integrated investment banking and corporate banking approach focused on eight key industries nationwide: technology, telecommunications, communications, healthcare, business and consumer services, industrial growth, real estate and financial institutions. We provide full execution including corporate finance, equity research, merger and acquisition advisory services, debt and equity financing, and trade finance and foreign exchange for domestic customers and correspondent financial institutions around the world.

Corporate Banking includes large corporate lending, commercial leasing and rail, international operations and treasury services. Investment Banking includes principal investing; equity capital markets; loan syndications; high yield debt; merger and acquisition advisory services; fixed income sales and trading; the municipal group; foreign exchange; derivatives; real estate capital markets; and asset securitization.

Corporate and Investment Banking was negatively affected by the decline in the equity markets and reduced liquidity and capital availability for non-public investments. An $871 million decrease in total revenue reflected a $1.1 billion decline in principal investing results in the first nine months of 2001 compared with the same period of 2000. Fixed income total revenue increased substantially during the period due to strength in both marketing and trading, and equity capital markets also experienced solid growth. In addition, former Wachovia contributed $58 million to total revenue in the period. Excluding the impact of one month of expenses related to former Wachovia, noninterest expense declined 3 percent, largely due to strong cost controls.

The decline in principal investing results was primarily due to write-downs in private equity investments. Charges are largely attributable to 1999 and 2000 vintages and reflect the continued deterioration of the telecommunication and technology sectors. The invested portfolio amounted to $2.5 billion at September 30, 2001, of which 40 percent were direct equity investments, 35 percent were fund investments, and 25 percent were mezzanine investments.

Overall results in the agency businesses were down in difficult markets. Results in the structured product businesses were negatively affected by $113 million in losses in asset securitization related to certain nonperforming securities, offset by increases in corporate real estate and structured finance.

The revenues from Investment Banking businesses are typically more volatile than revenues from more traditional banking businesses and can vary significantly from period to period with market conditions.

PARENT Parent includes all of our asset and liability management functions. Parent also includes the goodwill asset and the associated amortization expense and funding cost; certain nonrecurring revenue items discussed in the Fee and Other Income section; certain expenses that are not allocated to the business segments; corporate charges; and the results of the former First Union's mortgage servicing, credit card, The Money Store home equity lending businesses and indirect auto lending and leasing businesses, which have been divested or are being wound down.

Net interest income decreased $720 million due to the divested businesses and changes in management reporting methodologies. The $122 million decline in fee and other income was also primarily related to the divested businesses. Noninterest expense declined $515 million due to the divested businesses, reduced management expenses and other reductions in corporate expenses.

The Funding Sources and Risk Management sections provide information about our funding sources and asset and liability management functions.

BALANCE SHEET ANALYSIS

The September 30, 2001, consolidated balance sheet includes the assets and liabilities of the former Wachovia, which were recorded at their respective fair values as of September 1, 2001. The fair values are preliminary and are subject to refinement as information relative to the fair values as of September 1, 2001, becomes available and as plans relative to the disposition of certain assets are finalized. Based on the ending former Wachovia tangible equity of $5.5 billion, an aggregate purchase price of $13.0 billion and net purchase accounting adjustments of $1.9 billion, the merger resulted in total intangible assets of $9.4 billion of which $2.3 billion was assigned to deposit base intangible.

SECURITIES The securities portfolio, all of which is classified as available for sale, consists primarily of U.S. Government agency and asset-backed securities. Activity in this portfolio is undertaken primarily to manage liquidity and interest rate risk and to take advantage of market conditions that create more economically attractive returns on these investments. At September 30, 2001, we had securities with a market value of $57 billion, an increase of $8 billion from December 31, 2000.

Included in securities at September 30, 2001, were residual interests with a market value of $503 million, which included a net unrealized gain of $119 million. At December 31, 2000, securities included residual interests with a market value of $298 million, which had a net unrealized gain of $43 million. These residual interests resulted from securitizations of SBA, student, auto and home equity loans. The average rate earned on securities was 7.21 percent in the first nine months of 2001 and 7.36 percent in the first nine months of 2000. The average maturity of the portfolio was 6.00 years at September 30, 2001.

--------------------------------------------------------------------------------------------------------------------------
LOANS-ON-BALANCE SHEET

                                                                                      2001                        2000
                                                 ------------------------------------------   -------------------------
                                                         THIRD         Second        First        Fourth         Third
(In millions)                                          QUARTER        Quarter      Quarter       Quarter       Quarter
--------------------------------------------------------------------------------------------------------------------------
COMMERCIAL
Commercial, financial and agricultural         $        63,616         52,516       52,687        54,207        53,325
Real estate - construction and other                     7,457          3,060        3,345         3,104         2,751
Real estate - mortgage                                  17,156          7,964        9,187         9,218         9,286
Lease financing                                         21,625         16,903       16,625        15,465        13,997
Foreign                                                  7,572          5,920        5,396         5,453         5,548
--------------------------------------------------------------------------------------------------------------------------
Total commercial                                       117,426         86,363       87,240        87,447        84,907
--------------------------------------------------------------------------------------------------------------------------
CONSUMER
Real estate - mortgage                                  25,466         17,277       17,678        17,708        19,108
Installment loans                                       35,577         24,597       23,253        22,972        22,634
Vehicle leasing                                            941          1,231        1,640         2,115         2,600
--------------------------------------------------------------------------------------------------------------------------
Total consumer                                          61,984         43,105       42,571        42,795        44,342
--------------------------------------------------------------------------------------------------------------------------
Total loans                                            179,410        129,468      129,811       130,242       129,249
Unearned income                                          9,730          6,976        6,958         6,482         5,830
--------------------------------------------------------------------------------------------------------------------------
Loans, net (on-balance sheet)                  $       169,680        122,492      122,853       123,760       123,419
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
LOANS-MANAGED PORTFOLIO
(Including on-balance sheet)

                                                                                      2001                        2000
                                                 ------------------------------------------   -------------------------
                                                         THIRD         Second        First        Fourth         Third
(In millions)                                          QUARTER        Quarter      Quarter       Quarter       Quarter
--------------------------------------------------------------------------------------------------------------------------
Commercial                                     $       125,687         93,016       94,838        93,277        90,971
Real estate - mortgage                                  29,659         22,196       22,692        22,274        23,621
Installment loans                                       61,285         50,561       50,216        50,208        50,547
Vehicle leasing                                            941          1,231        1,640         2,115         2,600
--------------------------------------------------------------------------------------------------------------------------
Total managed portfolio                        $       217,572        167,004      169,386       167,874       167,739
--------------------------------------------------------------------------------------------------------------------------


LOANS Net loans were $170 billion at September 30, 2001, including $50 billion from the former Wachovia. Commercial loans represented 65 percent and consumer loans 35 percent of the loan portfolio at September 30, 2001. Managed loans increased $50 billion from December 31, 2000, to $218 billion at September 30, 2001, largely related to former Wachovia. The average rate earned on loans decreased 68 basis points from the first nine months of 2000 to 8.18 percent in the first nine months of 2001, which was in line with reductions in interest rates.

At September 30, 2001, unused loan commitments related to commercial and consumer loans were $133 billion and $38 billion, respectively. Commercial and standby letters of credit were $23 billion. Loan participations sold to other lenders amounted to $3.3 billion at September 30, 2001.

--------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY

                                                                                      2001                        2000
                                                 ------------------------------------------   -------------------------
                                                         THIRD         Second        First        Fourth         Third
(In millions)                                          QUARTER        Quarter      Quarter       Quarter       Quarter
--------------------------------------------------------------------------------------------------------------------------
Loans, net                                    $        169,680        122,492      122,853       123,760       123,419
Allowance for loan losses                     $          3,039          1,760        1,759         1,722         1,720
Allowance as % of loans, net                              1.79  %        1.44         1.43          1.39          1.39
Allowance as % of nonaccrual
  and restructured loans                                   202  %         144          143           146           202
Allowance as % of nonperforming assets                     186  %         133          132           135           181
Net charge-offs                               $            243            157          159           192           142
Net charge-offs as % of average loans, net                0.73  %        0.52         0.53          0.64          0.46
Nonperforming assets
  Nonaccrual loans                            $          1,506          1,223        1,231         1,176           854
  Foreclosed properties                                    126            104          106           103            97
  Loans held for sale                                      273            250          344           334           349
--------------------------------------------------------------------------------------------------------------------------
    Total nonperforming assets                $          1,905          1,577        1,681         1,613         1,300
--------------------------------------------------------------------------------------------------------------------------
Nonperforming assets to loans, net,
  foreclosed properties and loans held
  for sale                                                1.08 %         1.23         1.30          1.22          0.98
--------------------------------------------------------------------------------------------------------------------------


NONPERFORMING ASSETS At September 30, 2001, nonperforming assets were $1.9 billion, including $365 million from the former Wachovia. This was an increase of $292 million from December 31, 2000. Nonperforming assets included $273 million in nonperforming loans classified as loans held for sale. As a percentage of net loans, foreclosed properties and loans held for sale, nonperforming assets improved to 1.08 percent at September 30, 2001, compared with 1.22 percent at December 31, 2000.

Impaired loans, which are included in nonperforming loans, amounted to $1.3 billion at September 30, 2001, and $923 million at December 31, 2000. Included in the allowance for loan losses at September 30, 2001, was $234 million related to $873 million of impaired loans. The remaining impaired loans were recorded at or below either the fair value of collateral or the present value of expected future cash flows. In the first nine months of 2001, the average recorded investment in impaired loans was $1.1 billion, and $14 million of interest income was recognized on impaired loans. This income was recognized using the cash-basis method of accounting.

PAST DUE LOANS Accruing loans 90 days or more past due, excluding loans that are classified as held for sale, amounted to $310 million at September 30, 2001, including $74 million from the former Wachovia, compared with $183 million at December 31, 2000. Of these past due loans at September 30, 2001, $63 million were commercial loans or commercial real estate loans and $247 million were consumer loans. Loans 30 to 89 days past due were $1.3 billion at September 30, 2001, including $569 million from the former Wachovia.

NET CHARGE-OFFS Net charge-offs were 0.60 percent of average net loans in the first nine months of 2001 and 0.58 percent in the first nine months of 2000. Net charge-offs were $559 million in the first nine months of 2001, including $13 million from the former Wachovia in September 2001, and also $559 million in the first nine months of 2000. This reflected a $56 million decline in consumer net charge-offs primarily related to the sale of the credit card portfolio and a $56 million increase in net charge-offs in the commercial portfolio in the first nine months of 2001.

PROVISION AND ALLOWANCE FOR LOAN LOSSES On an as reported basis, the provision for loan losses was $1.6 billion in the first nine months of 2001 and $1.5 billion in the first nine months of 2000. Components of the provision in the first nine months of 2001 included $281 million related to loans sold or transferred to held for sale, $559 million equal to net charge-offs and $726 million in incremental provision. The incremental provision recorded in the third quarter of 2001 was taken in response to the deterioration in the credit environment as well as in connection with the integration of the two loan portfolios as a result of the merger. Components of the provision in the first nine months of 2000 included $657 million related to loans transferred to held for sale, $559 million equal to net charge-offs and $328 million in incremental provision. See Merger-Related, Restructuring and Other Charges and Gains for further information. The provision related to the transfer of loans to held for sale was recorded to reduce the carrying value of these loans to their respective fair values.

As a result of these actions and the addition of $766 million in allowance from the former Wachovia, the allowance for loan losses increased $1.3 billion to $3.0 billion at September 30, 2001, from $1.7 billion at December 31, 2000. The allowance represented 1.79 percent of net loans at September 30, 2001, and 1.39 percent at December 31, 2000.

Loans transferred to held for sale are carried at the lower of cost or market value, and accordingly, they are not included in the evaluation of the adequacy of the allowance for loan losses subsequent to the transfer.

LOANS HELD FOR SALE In the first nine months of 2001, we securitized $3.2 billion of The Money Store home equity loans that had been classified as held for sale. In connection with this securitization, at September 30, 2001, we retained as securities available for sale $774 million of investment grade securities, $92 million of non-investment grade securities and $74 million of residual interests. In addition, in the third quarter of 2001, we transferred to held for sale $1.5 billion of loans representing areas of perceived higher risk, primarily in the textile, technology and telecommunications, commercial real estate and asbestos-related sectors. Of these loans, $1.4 billion were performing loans and $113 million were nonperforming.

FUNDING SOURCES

CORE DEPOSITS Core deposits were $160 billion at September 30, 2001, an increase of $37 billion from December 31, 2000, including $40 billion of core deposits from the former Wachovia. Core deposits in the former First Union increased 3 percent from September 30, 2000, excluding a $2.8 billion impact from the divestiture of deposits in the first quarter of 2001 and the fourth quarter of 2000.

Our renewed focus on gathering deposits has stemmed a negative growth trend of the previous two years, and led to deposit growth in low cost core deposits in the first nine months of 2001, more than offsetting a decline in higher cost consumer CD balances. We also continue to meet customer demand for alternative investment products or deposits, depending on customers' needs.

In the first nine months of 2001 and 2000, average noninterest-bearing deposits were 23 percent and 24 percent, respectively, of average core deposits.

The portion of core deposits in higher-rate, other consumer time deposits was 26 percent at September 30, 2001, and 29 percent at December 31, 2000. Other consumer time and other noncore deposits usually pay higher rates than savings and transaction accounts, but they generally are not available for immediate withdrawal. They are also less expensive to process.

PURCHASED FUNDS Average purchased funds, which include wholesale borrowings with maturities of 12 months or less, were $57 billion in the first nine months of 2001 and $70 billion in the first nine months of 2000. The decrease from the first nine months of 2000 was due to lower funding needs, primarily the result of the sale of $13 billion in securities in connection with our strategic repositioning. Purchased funds were $65 billion at September 30, 2001, and $60 billion at December 31, 2000.

LONG-TERM DEBT Long-term debt was $43 billion at September 30, 2001, including $10 billion from the former Wachovia, and $36 billion at December 31, 2000. In the fourth quarter of 2001, scheduled maturities of long-term debt amount to $2.5 billion. We anticipate either extending the maturities of these obligations or replacing the maturing obligations.

Long-term debt included $3 billion of trust capital securities at September 30, 2001, and $2 billion at December 31, 2000. Subsidiary trusts issued these capital securities and used the proceeds to purchase junior subordinated debentures from the parent company. These capital securities are considered tier 1 capital for regulatory purposes.

Our principal banking subsidiary, First Union National Bank has available global note programs for the issuance of up to $45 billion of senior and subordinated notes. Under these programs, $14 billion of long-term debt has been issued and was outstanding at September 30, 2001. In addition, as of November 7, 2001, First Union National Bank has an additional global note program for the issuance of up to $45 billion of senior and subordinated notes. The sale of any additional notes will depend on future market conditions, funding needs and other factors.

Additionally in the second quarter of 2001, a subsidiary of First Union National Bank issued $2.5 billion of 5.65 percent collateralized notes due in 2006. The notes are collateralized primarily by investment grade securities and prime home equity loans and they are redeemable at any time at the subsidiary's option.

Under a current shelf registration statement with the Securities and Exchange Commission, we have $665 million of senior or subordinated debt securities, common stock or preferred stock available for issuance. To replace this shelf registration statement, in the third quarter of 2001 we filed a $10 billion shelf registration statement. We have also filed a $4 billion shelf registration statement to issue senior or subordinated debt securities under a medium-term note program. The sale of debt or equity securities will depend on future market conditions, funding needs and other factors.

CREDIT LINES We have a $175 million committed back-up line of credit that expires in July 2002. This credit facility contains covenants that require the company to maintain a minimum level of tangible net worth, restrict double leverage ratios and require capital levels at subsidiary banks to meet regulatory standards. We have not used this line of credit. Additionally we have a $395 million committed back-up line of credit related to the former Wachovia that expires in March 2002.

STOCKHOLDERS' EQUITY The management of capital in a regulated banking environment requires a balance between maximizing leverage and return on equity while maintaining sufficient capital levels and related ratios to satisfy regulatory requirements. Our goal is to generate attractive returns on equity to our stockholders while maintaining sufficient regulatory capital ratios.

Stockholders' equity was $29 billion at September 30, 2001, including $13 billion from the issuance of shares in connection with the merger with the former Wachovia, and $15 billion at December 31, 2000. Common shares outstanding amounted to 1.4 billion at September 30, 2001, and 980 million at December 31, 2000, with the increase attributable to the 407 million shares issued in the Wachovia merger. In the first nine months of 2001, we repurchased 2 million shares of common stock at a cost of $67 million in the open market. We also retired 16 million shares at a cost of $568 million held by the former Wachovia. At September 30, 2001, we had authority to repurchase up to 99 million shares of our common stock. In the first nine months of 2000, we repurchased in the open market 12 million shares of common stock at a cost of $397 million. In connection with the Wachovia merger, we issued 345,000 shares of dividend equalization preferred stock (DEPs), which was recorded at its fair value as of September 1, 2001, of 48 cents per share or $166,000 for shares issued through September 30, 2001. Additional DEPs may be issued in the fourth quarter of 2001 as stockholders of the former Wachovia complete the process of electing either a one-time cash payment or the DEPs.

At September 30, 2001, we had an equity forward contract outstanding involving 3 million shares at an aggregate cost of $100 million and forward purchase contracts outstanding involving 33 million shares at an aggregate cost of $1.2 billion. These contracts mature at various times in 2001 and 2002 and can be extended by mutual consent of the counterparties. In the first nine months of 2001, we settled a forward purchase contract and an equity forward contract by purchasing 12 million shares at a cost of $652 million, and we settled a contract for 4 million shares on a net share basis resulting in no net repurchase of shares. The forward price of the shares subject to equity forward and forward purchase contracts is the share price at the inception of the contract plus a premium that accrues over the life of the contract, net of dividends paid to the counterparty.

In calculating diluted earnings per share, the premium component of the forward price on equity forward contracts is subtracted in calculating income available to common stockholders. For forward purchase contracts, diluted shares include the share equivalent of the excess of the forward price over the current market price of the shares.

We paid $708 million in dividends to common stockholders in the first nine months of 2001 and $1.4 billion in the first nine months of 2000. The decline from the first nine months of 2000 reflected a 50 percent reduction in the dividend rate to 24 cents per share, effective with the March 2001 dividend. This represented a dividend payout ratio on operating earnings of 47.68 percent in the first nine months of 2001 and 62.87 percent in the first nine months of 2000.

SUBSIDIARY DIVIDENDS First Union National Bank is the largest source of parent company dividends. Capital requirements established by regulators limit dividends that this subsidiary and certain other of our subsidiaries can pay. Under these and other limitations, which include an internal requirement to maintain all deposit-taking banks at the well-capitalized level, at September 30, 2001, our subsidiaries had $1.0 billion available for dividends that could be paid without prior regulatory approval. Our subsidiaries paid $1.6 billion in dividends to the parent company in the first nine months of 2001.

REGULATORY CAPITAL At September 30, 2001, our tier 1 and total capital ratios were 6.75 percent and 10.84 percent, respectively, and 7.00 percent and 11.32 percent, respectively, at September 30, 2000. Our leverage ratio at September 30, 2001, was 7.22 percent and at September 30, 2000, 5.73 percent. At September 30, 2001, our deposit-taking subsidiary banks met the capital and leverage ratio requirements for well capitalized banks.

RISK MANAGEMENT

Wachovia is in the business of managing risk to create shareholder value. Our objective is to earn competitive returns from our various business activities at acceptable risk levels. This involves identifying and monitoring the risks, and ensuring that the risks taken are within prudent limits and that they are appropriately priced. The policies, strategies and methodologies underlying our management of credit, market, operational, liquidity and interest rate risk are discussed in more detail in our 2000 Annual Report on Form 10-K. Our credit risk management activities are addressed in the Asset Quality section.

MARKET RISK MANAGEMENT We trade a variety of debt securities and foreign exchange instruments, as well as financial and foreign currency derivatives, in order to provide customized solutions for the risk management needs of our customers. We maintain diversified trading positions in the interest rate, equity and foreign exchange markets. Risk is measured and controlled through the use of value-at-risk (VAR) limits and an active, independent monitoring process. Our policies provided for a 1-day VAR limit of $30 million in the first nine months of 2001.

The VAR methodology uses recent market volatility to estimate within a given level of confidence the maximum trading loss over a period of time that we would expect to incur from an adverse movement in market rates and prices over the period. We calculate 1-day and 10-day VAR at the 97.5 percent and 99 percent confidence levels, respectively. VAR is estimated using the variance-covariance methodology. The VAR model accounts for correlation among the various risk drivers and uses historical data from the most recent 252 trading days. The VAR model is supplemented by stress testing on a daily basis. The analysis captures all financial instruments that are considered trading positions. The total 1-day VAR was $14 million at September 30, 2001, and $15 million at December 29, 2000, and primarily related to interest rate risk and equity risk. The high, low and average VARs in the first nine months of 2001 were $16 million, $6 million and $12 million, respectively.

INTEREST RATE RISK MANAGEMENT Managing interest rate risk is fundamental to banking. The inherent maturity and repricing characteristics of our day-to-day lending and deposit activities create a naturally asset-sensitive structure. By using a combination of financial instruments, we manage the sensitivity of earnings to changes in interest rates within our established policy guidelines. The Asset/Liability Management Committee oversees the interest rate risk management process and approves policy guidelines. Balance sheet management and finance personnel monitor the day-to-day exposure to changes in interest rates in response to loan and deposit flows. They make adjustments within established policy guidelines.

In analyzing interest rate sensitivity for policy measurement, we compare our forecasted earnings per share in both a "high rate" and "low rate" scenario to base-line scenarios. One base-line scenario is our estimated most likely path for future short-term interest rates over the next 24 months. The second base-line scenario holds short-term rates flat at their current level over our forecast horizon. The "high rate" and "low rate" scenarios assume gradual 200 basis point increases or decreases in the federal funds rate from the beginning point of each base-line scenario over the next 12-month period. Our policy limit for the maximum negative impact on earnings per share resulting from "high rate" or "low rate" scenarios is 5 percent. The policy limit applies to the "most likely rate" and the "flat rate" base-line scenarios. The policy measurement period is 12 months in length, beginning with the first month of the forecast.

EARNINGS SENSITIVITY Our "flat rate" scenario holds the federal funds rate constant at 3.25 percent through September 2002. Based on our September 2001 outlook, if interest rates were to follow our "high rate" scenario (i.e., a 200 basis point increase in short-term rates from our "flat rate" scenario), our earnings sensitivity model indicates earnings during the policy measurement period would be negatively affected by 1.6 percent. Our model indicates that earnings would benefit by 1.7 percent in our "low rate" scenario (i.e., a 200 basis point decline in short-term rates from our "flat rate" scenario).

For our "most likely rate" scenario, we currently believe the market forward implied rate ("market rate") is the most appropriate. This scenario assumes the federal funds rate gradually declines to approximately 3.00 percent by March 2002, then gradually rises to 3.75 percent by the end of September 2002. Sensitivity to the "market rate" scenario is measured using a gradual 200 basis point increase over a 12-month period. Our model indicates that earnings would be negatively affected by 1.8 percent in a "high rate" scenario relative to the market rate over the policy period.

In addition to the standard scenarios used to analyze rate sensitivity over the policy measurement period, we regularly analyze the potential impact of other more extreme interest rate scenarios. These alternate "what if" scenarios may include interest rate paths that are higher, lower and more volatile than those used for policy measurement. We also perform our analysis for time periods that reach beyond the 12-month policy period. For example, based on our September 2001 outlook, if interest rates remain consistent with our "market rate" scenario until September 1, 2002, and then increase by 200 basis points during the rest of 2002, earnings in 2002 would decline by 0.9 percent.

While our interest rate sensitivity modeling assumes that management takes no action, we regularly assess the viability of strategies to reduce unacceptable risks to earnings, and we implement such strategies when we believe those actions are prudent. As new monthly outlooks become available, we formulate strategies aimed at protecting earnings from the potential negative effects of changes in interest rates.

DERIVATIVE INSTRUMENTS USED FOR INTEREST RATE RISK MANAGEMENT As part of our overall interest rate risk management strategy, we use derivatives as a cost- and capital-efficient way to hedge certain assets, liabilities and forecasted transactions. We believe we have appropriately controlled the risk so that derivatives used for interest rate risk management will not have any significant unintended effect on corporate earnings. The impact of derivatives on our earnings and rate sensitivity is fully incorporated in the earnings simulation model in the same manner as other financial assets and liabilities.

At September 30, 2001, the fair value of derivatives used to manage our interest rate sensitivity was $1.6 billion, based on a notional amount of $131 billion, and at December 31, 2000, $761 million, based on a notional amount of $176 billion. The net impact of hedge-related derivatives on the results of operations in the first nine months of 2001 amounted to a 15 basis point contribution to net interest margin and net loss of $1 million in other fee income.

Although derivatives do not expose us to credit risk equal to the notional amount, we are exposed to credit risk equal to the extent of the fair value gain in a derivative if the counterparty fails to perform. We minimize the credit risk in these instruments by dealing only with high-quality counterparties. Each transaction is specifically approved for applicable credit exposure. At September 30, 2001, the total mark-to-market related credit risk for derivative transactions in excess of counterparty thresholds was $1.3 billion. The fair value of collateral held exceeded the total mark-to-market related credit risk in excess of counterparty thresholds as of that date. For nondealer transactions, the need for collateral is evaluated on an individual transaction basis, and it is primarily dependent on the financial strength of the counterparty.

ACCOUNTING AND REGULATORY MATTERS

ASSET IMPAIRMENT In August 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supercedes both SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS 144 retains the fundamental provisions in SFAS 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. Unlike SFAS 121, an impairment assessment under SFAS 144 will not result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS 142, as described below.

The company will adopt SFAS 144 on January 1, 2002. We do not expect the adoption of SFAS 144 for long-lived assets held for use to have a material impact on our financial statements. The provisions of the SFAS 144 for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities.

BUSINESS COMBINATIONS In July 2001 the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 141 requires that all business combinations initiated after June 30, 2001, be accounted for using the purchase method. Also under SFAS 141, identified intangible assets acquired in a purchase business combination must be separately valued and recognized on the balance sheet if they meet certain requirements.

Under the provisions of SFAS 142, goodwill and identified intangible assets with indefinite useful lives are not subject to amortization. Rather they are subject to impairment testing on an annual basis, or more often if events or circumstances indicate that there may be impairment. Identified intangible assets that have a finite useful life are amortized over that life in a manner that reflects the estimated decline in the economic value of the intangible asset, and reviewed for impairment when events or circumstances indicate that there may be impairment.

The company adopted the provisions of SFAS 141 for business combinations initiated after June 30, 2001, and is required to adopt the provisions of SFAS 142 on January 1, 2002. Any goodwill and any identified intangible assets determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001, is not subject to amortization. Goodwill and intangible assets acquired in purchase business combinations completed before July 1, 2001, will continue to be amortized through December 31, 2001. Upon adoption of SFAS 142 on January 1, 2002, all amortization of goodwill and identified intangible assets with indefinite useful lives will cease. The merger of First Union and Wachovia was accounted for using the purchase method, and in accordance with the provisions of SFAS 141, the goodwill recorded in connection with the merger is not subject to amortization.

Under the provisions of SFAS 142, all goodwill and identified intangible assets with an indefinite useful life must be tested for impairment as of January 1, 2002. This test involves assigning tangible and intangible assets, liabilities and goodwill to reporting units and comparing the fair value of each reporting unit to its carrying value. If the fair value is less than the carrying value, a further test is required to measure the amount of goodwill impairment. In accordance with the timetable specified in the standard, any resulting impairment will be recorded in the statement of income as the cumulative effect of a change in accounting principle.

The only significant identified intangible asset currently recorded on our balance sheet is deposit base intangible (DBI) that, under the provision of SFAS 141, is an identified intangible asset subject to amortization. Accordingly, we will continue to amortize the existing DBI as well as the amount recorded in connection with the Wachovia merger. We are currently in the process of determining whether there are other intangible assets associated with the Wachovia merger and the methodology we will use to determine their respective fair values as of September 1, 2001.

Because of the recent release of these new standards and the extensive analysis that will be required to adopt them, including performing the transitional impairment tests, we are not in a position to estimate the impact of adopting these standards, including whether any impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

ASSETS TRANSFERS In September 2000 the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which revises the criteria for accounting for securitizations and other transfers of financial assets and collateral, and introduces new disclosures. SFAS 140 replaces SFAS 125, which was issued in June 1996. The enhanced disclosure requirements were effective for year-end 2000. The other provisions of SFAS 140 related to transfers of financial assets and extinguishments of liabilities were adopted on April 1, 2001. The effect of SFAS 140 on the company was not material.

DERIVATIVES AND HEDGING In 1998 the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which was subsequently amended by SFAS 137 and SFAS 138. These standards establish the accounting and reporting model for derivatives and hedging activities. SFAS 133 requires that all derivatives be recognized as assets or liabilities on the balance sheet and that these instruments be measured at fair value through adjustments to either other comprehensive income or to current earnings, depending on the purpose for which the derivative is held.

On January 1, 2001, we recorded the cumulative effect of adopting SFAS 133, which consisted of two components, one included in the results of operations and the other in other comprehensive income. This cumulative effect also included the fair value of freestanding derivatives and certain derivatives that are embedded in other contracts. This cumulative effect of adopting SFAS 133 that was recognized in the results of operations on January 1, 2001, amounted to a $3 million after-tax gain. The cumulative effect of adopting SFAS 133 that was included in other comprehensive income on January 1, 2001, amounted to a net after-tax unrealized gain of $138 million and the net after-tax unrealized gain on the securities that were reclassified to securities available for sale in connection with the adoption of SFAS 133 was $53 million.

REGULATORY MATTERS On October 26, 2001, the President signed the USA Patriot Act of 2001 into law. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 (the "IMLAFA"). The IMLAFA contains anti-money laundering measures affecting insured depository institutions, broker-dealers, and certain other financial institutions. The IMLAFA requires U.S. financial institutions to adopt new policies and procedures to combat money laundering and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on financial institutions' operations. Wachovia will establish policies and procedures to ensure compliance with the IMLAFA. As of the date of this filing, we have not determined the impact that IMLAFA will have on Wachovia's operations but the impact is not expected to be material.

In 1999 the Gramm-Leach-Bliley Financial Modernization Act of 1999 (Modernization Act) became law. The Modernization Act allows bank holding companies meeting management, capital and Community Reinvestment Act standards to engage in a substantially broader range of nonbanking activities than was permissible before enactment, including underwriting insurance and making merchant banking investments in commercial and financial companies. It also allows insurers and other financial services companies to acquire banks; removes various restrictions that currently apply to bank holding company ownership of securities firms and mutual fund advisory companies; and establishes the overall regulatory structure applicable to bank holding companies that also engage in insurance and securities activities. This part of the Modernization Act became effective in March 2000. In 2000 we became a financial holding company pursuant to the Modernization Act and are thereby permitted to engage in the broader range of activities that the Modernization Act permits.

The Modernization Act also modifies current law related to financial privacy and community reinvestment. The new privacy provisions will generally prohibit financial institutions, including Wachovia, from disclosing nonpublic personal financial information to non-affiliated third parties unless customers have the opportunity to "opt out" of the disclosure.

Various legislative and regulatory proposals concerning the financial services industry are pending in Congress, the legislatures in states in which we conduct operations and before various regulatory agencies that supervise our operations. Given the uncertainty of the legislative and regulatory process, we cannot assess the impact of any such legislation or regulations on our financial condition or results of operations.

TABLE 1
SELECTED STATISTICAL DATA

--------------------------------------------------------------------------------------------------------------------------

                                                                                             2001                    2000
                                                              ------------------------------------  ----------------------

                                                                    THIRD       Second      First      Fourth       Third
(Dollars in millions, except per share data)                      QUARTER      Quarter    Quarter     Quarter     Quarter
--------------------------------------------------------------------------------------------------------------------------
PROFITABILITY (a)
Diluted earnings per common share                           $        0.27         0.66       0.62        0.69        0.71
Diluted earnings per common share - cash earnings           $        0.36         0.73       0.69        0.76        0.79
Return on average common stockholders' equity                        5.77 %      16.19      15.64       15.36       15.76
Return on average tangible common
  stockholders' equity - cash earnings                              11.36        23.35      22.91       21.55       22.15
Net interest margin (b)                                              3.58         3.41       3.42        3.46        3.52
Fee and other income as % of total revenue                          34.42        48.32      47.13       47.38       46.93
Overhead efficiency ratio - cash earnings                           72.86 %      62.06      62.80       61.46       64.17
Operating leverage - cash earnings (c)                      $        (462)          59        (67)         31        (154)
Effective income tax rate                                           27.67 %      31.54      31.54       31.21       30.43
--------------------------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 capital ratio                                                 6.75 %       7.37       7.18        7.02        7.00
Total capital ratio                                                 10.84 %      11.45      11.33       11.19       11.32
--------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of loans, net                                         1.79 %       1.44       1.43        1.39        1.39
Allowance as % of nonperforming assets (d)                            186          133        132         135         181
Net charge-offs as % of average loans, net                           0.73         0.52       0.53        0.64        0.46
Nonperforming assets as % of loans, net,
  foreclosed properties and loans held for sale                      1.08 %       1.23       1.30        1.22        0.98
--------------------------------------------------------------------------------------------------------------------------
OTHER DATA
Employees                                                          85,534       67,420     69,362      70,639      70,533
Branches                                                            2,795        2,162      2,164       2,193       2,253
ATMs                                                                4,698        3,419      3,676       3,772       3,831
Common shares outstanding (In thousands)                        1,360,996      979,205    981,268     979,963     986,004
Common stock price                                          $       31.00        34.94      33.00       27.81       32.19
Market capitalization                                       $      42,191       34,213     32,382      27,253      31,739
==========================================================================================================================

(a) Based on operating earnings.
(b) Tax-equivalent.
(c) Incremental change on a quarter-to-quarter basis in net interest income and fee and other income, less noninterest expense, excluding goodwill and other intangible amortization.
(d) These ratios do not include nonperforming loans included in assets held for sale.

TABLE 2
SUMMARY INCOME, PER COMMON SHARE AND BALANCE SHEET DATA

-----------------------------------------------------------------------------------------------------------------------

                                                                                           2001                   2000
                                                             -----------------------------------  ---------------------

                                                                   THIRD      Second      First     Fourth       Third
(In millions, except per share data)                             QUARTER     Quarter    Quarter    Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------------
SUMMARIES OF INCOME
Interest income                                            $       3,944       3,820      4,025      4,264       4,465
=======================================================================================================================
Interest income (a)                                        $       3,988       3,851      4,057      4,289       4,491
Interest expense                                                   2,014       2,109      2,323      2,532       2,631
-----------------------------------------------------------------------------------------------------------------------
Net interest income (a)                                            1,974       1,742      1,734      1,757       1,860
Provision for loan losses                                          1,124         223        219        192         322
-----------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses (a)              850       1,519      1,515      1,565       1,538
Securities transactions - portfolio                                  (35)          -        (16)       (72)       (456)
Fee and other income                                               1,067       1,630      1,590      1,825       2,639
Restructuring and merger-related charges                              85         (69)         2         33          52
Other noninterest expense                                          2,310       2,266      2,207      2,344       2,396
-----------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes (benefits) and
  cumulative effect of a change in accounting
  principle (a)                                                     (513)        952        880        941       1,273
Income taxes (benefits)                                             (223)        288        264        271         395
Tax-equivalent adjustment                                             44          31         32         25          26
-----------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect of a change in
  accounting principle                                              (334)        633        584        645         852
Cumulative effect of a change in the accounting for
  beneficial interests, net of tax                                     -           -          -        (46)          -
-----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                          $        (334)        633        584        599         852
=======================================================================================================================
PER COMMON SHARE DATA
Basic
  Income (loss) before change in accounting principle      $       (0.31)       0.65       0.60       0.66        0.87
  Net income (loss)                                                (0.31)       0.65       0.60       0.61        0.87
Diluted
  Income (loss) before change in accounting principle              (0.31)       0.64       0.59       0.65        0.86
  Net income (loss)                                                (0.31)       0.64       0.59       0.60        0.86
Cash dividends                                             $        0.24        0.24       0.24       0.48        0.48
Average common shares - Basic (In thousands)                   1,094,398     969,333    967,671    969,097     971,453
Average common shares - Diluted (In thousands)                 1,105,270     978,185    975,847    990,445     986,763
Average common stockholders' equity
  Quarter-to-date                                          $      20,330      16,026     15,846     14,753      14,236
  Year-to-date                                                    17,417      15,937     15,846     15,541      15,805
Book value per common share                                        20.94       16.49      16.39      15.66       15.00
Common stock price
  High                                                             36.38       34.94      34.09      34.13       32.63
  Low                                                              27.95       29.70      27.81      24.00       25.00
  Period-end                                               $       31.00       34.94      33.00      27.81       32.19
    To earnings ratio (b)                                          20.39 X     12.99    (150.00)    397.29      107.30
    To book value                                                    148 %       212        201        178         215
BALANCE SHEET DATA
Assets                                                     $     325,897     245,941    252,949    254,170     246,640
Long-term debt                                             $      43,233      36,060     36,092     35,809      36,258
=======================================================================================================================

(a) Tax-equivalent.
(b) Based on diluted earnings per share.

TABLE 3
MERGER-RELATED AND RESTRUCTURING CHARGES

-----------------------------------------------------------------------------------------------------------------------

                                                                                                                  NINE
                                                                                                                MONTHS
                                                                                                                 ENDED
                                                                                                             SEPT. 30,
(In millions)                                                                                                     2001
-----------------------------------------------------------------------------------------------------------------------
MERGER-RELATED AND RESTRUCTURING CHARGES
Merger-related charges
  Personnel and employee termination benefits                                                             $         12
  Other                                                                                                             39
-----------------------------------------------------------------------------------------------------------------------
        Total merger-related charges                                                                                51
Restructuring charges
  Personnel and employee termination benefits                                                                       31
-----------------------------------------------------------------------------------------------------------------------
        Total restructuring charges                                                                                 31
-----------------------------------------------------------------------------------------------------------------------
        Total First Union / Wachovia merger-related and restructuring charges                                       82
Strategic repositioning restructuring charges (reversals), net                                                     (73)
Reversal of March 1999 restructuring accruals related
  primarily to employee termination benefits                                                                       (14)
Merger-related charges from previously announced mergers                                                            23
-----------------------------------------------------------------------------------------------------------------------
        Total                                                                                             $         18
=======================================================================================================================

                                                 First Union /
                                                      Wachovia           2000     March 1999
                                                 Restructuring      Strategic  Restructuring
(In millions)                                           Charge  Repositioning         Charge         Other        Total
-----------------------------------------------------------------------------------------------------------------------
ACTIVITY IN THE RESTRUCTURING
  ACCRUAL
  Balance, December 31, 2000                    $            -           249             30            63          342
  Cash payments                                              -           (34)            (1)           (2)         (37)
  Reversal of prior accruals                                 -             -            (14)            -          (14)
  Noncash write-downs and
    other adjustments                                        -           (14)            (1)            -          (15)
-----------------------------------------------------------------------------------------------------------------------
  Balance, March 31, 2001                                    -           201             14            61          276
  Cash payments                                              -           (57)            (4)           (3)         (64)
  Reversal of prior accruals                                 -           (73)             -             -          (73)
  Noncash write-downs and
    other adjustments                                        -           (46)             -             -          (46)
-----------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2001                                       -            25             10            58           93
  Restructuring charge                                      31             -              -             -           31
  Cash payments                                            (11)          (10)             -            (6)         (27)
-----------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 2001                     $           20            15             10            52           97
=======================================================================================================================

TABLE 4
BUSINESS SEGMENTS

-------------------------------------------------------------------------------------------------------

                                                                        2001                      2000
                                         ------------------------------------  ------------------------

                                                 THIRD     Second      First       Fourth        Third
(In millions)                                  QUARTER    Quarter    Quarter      Quarter      Quarter
-------------------------------------------------------------------------------------------------------
GENERAL BANK COMBINED (a)
Net interest income (b)                $         1,280      1,140      1,085        1,104        1,106
Fee and other income                               444        388        341          355          352
Intersegment revenue                                30         27         25           25           24
-------------------------------------------------------------------------------------------------------
        Total revenue                            1,754      1,555      1,451        1,484        1,482
Provision for loan losses                           98         98        100           74           51
Noninterest expense                              1,023        936        907          977          933
Income taxes                                       212        170        147          134          159
Tax-equivalent adjustment                           10          8          6           13           11
-------------------------------------------------------------------------------------------------------
        Operating earnings             $           411        343        291          286          328
-------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                  37.31 %    39.85      37.55        32.53        35.98
Cash overhead efficiency ratio                   57.77 %    59.29      61.49        64.89        61.98
Economic profit                        $           285        256        220          190          220
Average loans, net                              76,590     65,462     63,213       61,735       60,029
Average core deposits                          110,755     99,388     98,376       98,184       97,186
Economic capital                       $         4,465      3,691      3,494        3,689        3,652
=======================================================================================================
COMMERCIAL
Net interest income (b)                $           222        180        167
Fee and other income                                41         31         27
Intersegment revenue                                14         14         12
-----------------------------------------------------------------------------
        Total revenue                              277        225        206
Provision for loan losses                           25         13         18
Noninterest expense                                114        101         96
Income taxes                                        39         30         26
Tax-equivalent adjustment                            9          8          6
-----------------------------------------------------------------------------
        Operating earnings             $            90         73         60
-----------------------------------------------------------------------------
Risk adjusted return on capital                  25.38  %   26.41      23.93
Cash overhead efficiency ratio                   40.59  %   44.44      46.05
Economic profit                        $            45         35         28
Average loans, net                              28,801     23,174     22,374
Average core deposits                           10,786      9,593      9,117
Economic capital                       $         1,333        982        944
=======================================================================================================
RETAIL AND SMALL BUSINESS
Net interest income (b)                $         1,058        960        918
Fee and other income                               403        357        314
Intersegment revenue                                16         13         13
-----------------------------------------------------------------------------
        Total revenue                            1,477      1,330      1,245
Provision for loan losses                           73         85         82
Noninterest expense                                909        835        811
Income taxes                                       173        140        121
Tax-equivalent adjustment                            1          -          -
-----------------------------------------------------------------------------
        Operating earnings             $           321        270        231
-----------------------------------------------------------------------------
Risk adjusted return on capital                  42.39  %   44.72      42.59
Cash overhead efficiency ratio                   61.01  %   61.80      64.06
Economic profit                        $           240        221        192
Average loans, net                              47,789     42,288     40,839
Average core deposits                           99,969     89,795     89,259
Economic capital                       $         3,132      2,709      2,550
=======================================================================================================

(a) General Bank Combined represents the consolidation of the General Bank's Commercial and Retail and Small Business lines of business.
(b) Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                        2001                      2000
                                                         ------------------------------------  ------------------------

                                                               THIRD       Second      First       Fourth        Third
(In millions)                                                QUARTER      Quarter    Quarter      Quarter      Quarter
-----------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT COMBINED (a)
Net interest income (b)                                $          33           30         32           40           38
Fee and other income                                             655          693        685          692          681
Intersegment revenue                                             (12)         (12)       (11)         (12)         (12)
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                            676          711        706          720          707
Provision for loan losses                                          -            -          -            -            -
Noninterest expense                                              573          583        575          574          576
Income taxes                                                      36           44         45           49           44
Tax-equivalent adjustment                                          -            -          -            -            -
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                             $          67           84         86           97           87
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                31.54  %     41.26      42.34        46.09        40.91
Cash overhead efficiency ratio                                 84.72  %     82.04      81.37        79.65        81.40
Economic profit                                        $          42           59         62           72           61
Average loans, net                                               269          110        129          104           84
Average core deposits                                          1,535        1,609      1,827        2,142        2,356
Economic capital                                                 848          817        823          836          844
Assets under management                                $     226,341      172,158    168,343      170,730      173,145
=======================================================================================================================
RETAIL BROKERAGE SERVICES
Net interest income (b)                                $          38           35         36
Fee and other income                                             459          490        482
Intersegment revenue                                             (14)         (11)       (11)
---------------------------------------------------------------------------------------------
        Total revenue                                            483          514        507
Provision for loan losses                                          -            -          -
Noninterest expense                                              435          449        444
Income taxes                                                      16           24         21
Tax-equivalent adjustment                                          -            -          -
---------------------------------------------------------------------------------------------
       Operating earnings                             $           32           41         42
---------------------------------------------------------------------------------------------
Risk adjusted return on capital                                19.81  %     26.18      26.27
Cash overhead efficiency ratio                                 89.76  %     87.66      87.39
Economic profit                                       $           13           22         23
Average loans, net                                                 1            -          1
Average core deposits                                             93           79        104
Economic capital                                      $          647          638        645
=======================================================================================================================

(a) Capital Management Combined represents the consolidation of Capital Management's Retail Brokerage Services, Asset Management, and Other, which primarily serves to eliminate intersegment revenue.
(b) Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                                                  2001
                                                                                    -----------------------------------

                                                                                       THIRD       Second        First
(In millions)                                                                        QUARTER      Quarter      Quarter
-----------------------------------------------------------------------------------------------------------------------
ASSET MANAGEMENT
Net interest income (b)                                                           $       (6)          (7)          (5)
Fee and other income                                                                     210          213          214
Intersegment revenue                                                                      (1)           -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                    203          206          209
Provision for loan losses                                                                  -            -            -
Noninterest expense                                                                      150          144          141
Income taxes                                                                              19           20           24
Tax-equivalent adjustment                                                                  -            -            -
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                        $       34           42           44
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                        66.70  %     91.23        99.65
Cash overhead efficiency ratio                                                         74.12  %     69.55        67.51
Economic profit                                                                   $       28           36           39
Average loans, net                                                                       268          110          128
Average core deposits                                                                  1,442        1,530        1,723
Economic capital                                                                  $      204          182          180
=======================================================================================================================
OTHER
Net interest income (b)                                                           $        1            2            1
Fee and other income                                                                     (14)         (10)         (11)
Intersegment revenue                                                                       3           (1)           -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                    (10)          (9)         (10)
Provision for loan losses                                                                  -            -            -
Noninterest expense                                                                      (12)         (10)         (10)
Income taxes                                                                               1            -            -
Tax-equivalent adjustment                                                                  -            -            -
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                        $        1            1            -
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                            -  %         -            -
Cash overhead efficiency ratio                                                             -  %         -            -
Economic profit                                                                   $        1            1            -
Average loans, net                                                                         -            -            -
Average core deposits                                                                      -            -            -
Economic capital                                                                  $       (3)          (3)          (2)
=======================================================================================================================

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                        2001                      2000
                                                         ------------------------------------  ------------------------

                                                               THIRD       Second      First       Fourth        Third
(In millions)                                                QUARTER      Quarter    Quarter      Quarter      Quarter
-----------------------------------------------------------------------------------------------------------------------
WEALTH MANAGEMENT
Net interest income (a)                                $          61           48         46           47           47
Fee and other income                                             100           79         79           84           79
Intersegment revenue                                               -            -          -            -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                            161          127        125          131          126
Provision for loan losses                                          2            -          -            -            -
Noninterest expense                                              115           84         83           84           80
Income taxes                                                      15           14         15           16           15
Tax-equivalent adjustment                                          -            -          -            -            1
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                             $          29           29         27           31           30
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                46.57  %     65.29      64.07        72.41        71.65
Cash overhead efficiency ratio                                 71.08  %     65.12      66.57        63.82        63.35
Economic profit                                        $          21           22         21           25           24
Average loans, net                                             5,680        4,449      4,368        4,319        4,211
Average core deposits                                          7,328        6,367      6,176        5,737        5,579
Economic capital                                       $         236          169        163          164          161
=======================================================================================================================

(a) Tax-equivalent.
                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                        2001                      2000
                                                         ------------------------------------  ------------------------

                                                               THIRD       Second      First       Fourth        Third
(In millions)                                                QUARTER      Quarter    Quarter      Quarter      Quarter
-----------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT
BANKING COMBINED (a)
Net interest income (b)                                $         498          468        445          440          417
Fee and other income                                            (250)         334        314          268          362
Intersegment revenue                                             (15)         (15)       (12)         (13)         (12)
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                            233          787        747          695          767
Provision for loan losses                                        126           93         70          124           83
Noninterest expense                                              479          498        461          411          486
Income taxes                                                    (176)          36         45          (41)          36
Tax-equivalent adjustment                                         11            7          8           14           11
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings (loss)                      $        (207)         153        163          187          151
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                               (10.58) %     11.89      11.60        15.31        11.44
Cash overhead efficiency ratio                                    nm  %     60.39      59.02        50.24        60.89
Economic profit                                        $        (356)          (2)        (6)          51           (9)
Average loans, net                                            42,076       41,145     42,751       41,770       42,017
Average core deposits                                         10,499       10,200      9,456        9,232        9,086
Economic capital                                       $       6,267        6,012      6,182        6,162        6,048
=======================================================================================================================
CORPORATE BANKING
Net interest income (b)                                $         359          344        347
Fee and other income                                             182          176        167
Intersegment revenue                                             (10)          (8)        (8)
---------------------------------------------------------------------------------------------
       Total revenue                                             531          512        506
Provision for loan losses                                        125           95         71
Noninterest expense                                              241          231        241
Income taxes                                                      56           64         67
Tax-equivalent adjustment                                          -            -          -
---------------------------------------------------------------------------------------------
        Operating earnings                             $         109          122        127
---------------------------------------------------------------------------------------------
Risk adjusted return on capital                                15.47  %     17.61      16.64
Cash overhead efficiency ratio                                 45.07  %     45.07      47.39
Economic profit                                        $          34           48         41
Average loans, net                                            36,968       35,737     36,975
Average core deposits                                          7,992        7,644      7,336
Economic capital                                       $       3,859        3,483      3,551
=======================================================================================================================
INVESTMENT BANKING
Net interest income (b)                                $         139          124         98
Fee and other income                                            (432)         158        147
Intersegment revenue                                              (5)          (7)        (4)
---------------------------------------------------------------------------------------------
        Total revenue                                           (298)         275        241
Provision for loan losses                                          1           (2)        (1)
Noninterest expense                                              238          267        220
Income taxes                                                    (232)         (28)       (22)
Tax-equivalent adjustment                                         11            7          8
---------------------------------------------------------------------------------------------
        Operating earnings (loss)                      $        (316)          31         36
---------------------------------------------------------------------------------------------
Risk adjusted return on capital                               (52.32) %      4.02       4.81
Cash overhead efficiency ratio                                (91.90) %     85.29      80.69
Economic profit                                        $        (390)         (50)       (47)
Average loans, net                                             5,108        5,408      5,776
Average core deposits                                          2,507        2,556      2,120
Economic capital                                       $       2,408        2,529      2,631
=======================================================================================================================

(a) Corporate and Investment Banking Combined represents the consolidation of Corporate and Investment Banking's Corporate Banking and Investment Banking lines of business.
(b)  Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                        2001                      2000
                                                         ------------------------------------  ------------------------

                                                               THIRD       Second      First       Fourth        Third
(In millions)                                                QUARTER      Quarter    Quarter      Quarter      Quarter
-----------------------------------------------------------------------------------------------------------------------
PARENT
Net interest income (a)                                $         102           56        126          126          252
Fee and other income                                              87          135        127          183          171
Intersegment revenue                                              (3)           -         (2)           -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                            186          191        251          309          423
Provision for loan losses                                         18           32         49           (6)           8
Noninterest expense                                              120           68        112           86          253
Income taxes                                                      27           35         29          151           53
Tax-equivalent adjustment                                         23           16         18           (2)           3
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                             $          (2)          40         43           80          106
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                23.29  %     30.54      28.65        32.88        33.51
Cash overhead efficiency ratio                                 11.51  %      4.51      22.61        11.41        48.46
Economic profit                                        $          44           71         75           81          103
Average loans, net                                             8,411        8,046      9,389       12,165       17,134
Average core deposits                                          2,086        1,471      2,357        3,649        3,867
Economic capital                                       $       1,576        1,505      1,837        1,531        1,878
=======================================================================================================================
CONSOLIDATED
Net interest income (a)                                $       1,974        1,742      1,734        1,757        1,860
Fee and other income                                           1,036        1,629      1,546        1,582        1,645
Intersegment revenue                                               -            -          -            -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                          3,010        3,371      3,280        3,339        3,505
Provision for loan losses                                        244          223        219          192          142
Noninterest expense                                            2,310        2,169      2,138        2,132        2,328
Income taxes                                                     114          299        281          309          307
Tax-equivalent adjustment                                         44           31         32           25           26
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                       298          649        610          681          702
-----------------------------------------------------------------------------------------------------------------------
Adjustments from operating
  earnings to net income (loss)
    Merger-related, restructuring
      and other charges/gains
        Provision for loan losses                               (880)           -          -            -         (180)
        Fee and other income                                      (4)           1         28          171          538
        Noninterest expense                                      (85)         (28)       (71)        (245)        (120)
        Income tax benefit (expense)                             337           11         17           38          (88)
-----------------------------------------------------------------------------------------------------------------------
  After-tax merger-related,
    restructuring and other charges/gains                       (632)         (16)       (26)         (36)         150
-----------------------------------------------------------------------------------------------------------------------
  Income (loss) before cumulative
    effect of a change in
    accounting principle                                        (334)         633        584          645          852
  Cumulative effect of a change in
    the accounting for beneficial
    interests, net of income taxes                                 -            -          -          (46)           -
-----------------------------------------------------------------------------------------------------------------------
        Net income (loss)                              $        (334)         633        584          599          852
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                13.05  %     25.36      24.07        25.45        24.60
Cash overhead efficiency ratio                                 72.86  %     62.06      62.80        61.46        64.17
Economic profit                                        $          36          406        372          419          399
Average loans, net                                           133,026      119,212    119,850      120,093      123,475
Average core deposits                                        132,203      119,035    118,192      118,944      118,074
Economic capital                                       $      13,392       12,194     12,499       12,382       12,583
=======================================================================================================================

(a) Tax-equivalent.


                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                                     NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
                                                                                               ------------------------

(In millions)                                                                                        2001         2000
-----------------------------------------------------------------------------------------------------------------------
GENERAL BANK COMBINED (a)
Net interest income (b)                                                                      $      3,505        3,278
Fee and other income                                                                                1,173          959
Intersegment revenue                                                                                   82           75
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                               4,760        4,312
Provision for loan losses                                                                             296          145
Noninterest expense                                                                                 2,866        2,813
Income taxes                                                                                          529          428
Tax-equivalent adjustment                                                                              24           33
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $      1,045          893
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     38.18 %      33.18
Cash overhead efficiency ratio                                                                      59.40 %      64.23
Economic profit                                                                              $        761          572
Average loans, net                                                                                 68,471       58,215
Average core deposits                                                                             102,885       97,412
Economic capital                                                                             $      3,887        3,609
=======================================================================================================================
COMMERCIAL
Net interest income (b)                                                                      $        569
Fee and other income                                                                                   99
Intersegment revenue                                                                                   40
----------------------------------------------------------------------------------------------------------
        Total revenue                                                                                 708
Provision for loan losses                                                                              56
Noninterest expense                                                                                   311
Income taxes                                                                                           95
Tax-equivalent adjustment                                                                              23
----------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $        223
----------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     25.28  %
Cash overhead efficiency ratio                                                                      43.40  %
Economic profit                                                                              $        108
Average loans, net                                                                                 24,807
Average core deposits                                                                               9,838
Economic capital                                                                             $      1,088
=======================================================================================================================
RETAIL AND SMALL BUSINESS
Net interest income (b)                                                                      $      2,936
Fee and other income                                                                                1,074
Intersegment revenue                                                                                   42
----------------------------------------------------------------------------------------------------------
        Total revenue                                                                               4,052
Provision for loan losses                                                                             240
Noninterest expense                                                                                 2,555
Income taxes                                                                                          434
Tax-equivalent adjustment                                                                               1
----------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $        822
----------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     43.20 %
Cash overhead efficiency ratio                                                                      62.21 %
Economic profit                                                                              $        653
Average loans, net                                                                                 43,664
Average core deposits                                                                              93,047
Economic capital                                                                             $      2,799
=======================================================================================================================

(a) General Bank Combined represents the consolidation of the General Bank's Commercial and Retail and Small Business lines of business.
(b)  Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                                     NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
                                                                                               ------------------------

(In millions)                                                                                        2001         2000
-----------------------------------------------------------------------------------------------------------------------
CAPITAL MANAGEMENT COMBINED (a)
Net interest income (b)                                                                      $         95          120
Fee and other income                                                                                2,033        2,128
Intersegment revenue                                                                                  (35)         (38)
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                               2,093        2,210
Provision for loan losses                                                                               -            -
Noninterest expense                                                                                 1,731        1,768
Income taxes                                                                                          125          149
Tax-equivalent adjustment                                                                               -            -
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $        237          293
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     38.26 %      44.86
Cash overhead efficiency ratio                                                                      82.68 %      79.96
Economic profit                                                                              $        163          214
Average loans, net                                                                                    170           96
Average core deposits                                                                               1,656        2,192
Economic capital                                                                                      829          871
Assets under management                                                                      $    226,341      173,145
=======================================================================================================================
RETAIL BROKERAGE SERVICES
Net interest income (b)                                                                      $        109
Fee and other income                                                                                1,431
Intersegment revenue                                                                                  (36)
----------------------------------------------------------------------------------------------------------
        Total revenue                                                                               1,504
Provision for loan losses                                                                               -
Noninterest expense                                                                                 1,328
Income taxes                                                                                           61
Tax-equivalent adjustment                                                                               -
----------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $        115
----------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     24.05  %
Cash overhead efficiency ratio                                                                      88.24  %
Economic profit                                                                              $         58
Average loans, net                                                                                      1
Average core deposits                                                                                  92
Economic capital                                                                             $        643
=======================================================================================================================

(a) Capital Management Combined represents the consolidation of Capital Management's Retail Brokerage Services, Asset Management, and Other, which primarily serves to eliminate intersegment revenue.
(b) Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                                           NINE MONTHS
                                                                                                                 ENDED
                                                                                                             SEPT. 30,
                                                                                                            -----------

(In millions)                                                                                                     2001
-----------------------------------------------------------------------------------------------------------------------
ASSET MANAGEMENT
Net interest income (b)                                                                                   $        (18)
Fee and other income                                                                                               637
Intersegment revenue                                                                                                (1)
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                              618
Provision for loan losses                                                                                            -
Noninterest expense                                                                                                435
Income taxes                                                                                                        63
Tax-equivalent adjustment                                                                                            -
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                                $        120
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                                  84.96%
Cash overhead efficiency ratio                                                                                   70.36%
Economic profit                                                                                           $        103
Average loans, net                                                                                                 169
Average core deposits                                                                                            1,564
Economic capital                                                                                          $        189
=======================================================================================================================
OTHER
Net interest income (b)                                                                                   $          4
Fee and other income                                                                                               (35)
Intersegment revenue                                                                                                 2
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                              (29)
Provision for loan losses                                                                                            -
Noninterest expense                                                                                                (32)
Income taxes                                                                                                         1
Tax-equivalent adjustment                                                                                            -
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                                $          2
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                                      -
Cash overhead efficiency ratio                                                                                       -
Economic profit                                                                                           $          2
Average loans, net                                                                                                   -
Average core deposits                                                                                                -
Economic capital                                                                                          $         (3)
=======================================================================================================================

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                                     NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
                                                                                               ------------------------

(In millions)                                                                                        2001         2000
-----------------------------------------------------------------------------------------------------------------------
WEALTH MANAGEMENT
Net interest income (a)                                                                       $       155          143
Fee and other income                                                                                  258          235
Intersegment revenue                                                                                    -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                 413          378
Provision for loan losses                                                                               2            -
Noninterest expense                                                                                   282          233
Income taxes                                                                                           44           48
Tax-equivalent adjustment                                                                               -            2
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $         85           95
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     57.08 %      76.62
Cash overhead efficiency ratio                                                                      67.87 %      61.69
Economic profit                                                                              $         64           77
Average loans, net                                                                                  4,837        4,095
Average core deposits                                                                               6,628        5,663
Economic capital                                                                             $        190          159
=======================================================================================================================

(a) Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                                     NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
                                                                                               ------------------------

(In millions)                                                                                        2001         2000
-----------------------------------------------------------------------------------------------------------------------
CORPORATE AND INVESTMENT
BANKING COMBINED (a)
Net interest income (b)                                                                      $      1,411        1,234
Fee and other income                                                                                  398        1,440
Intersegment revenue                                                                                  (42)         (36)
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                               1,767        2,638
Provision for loan losses                                                                             289          298
Noninterest expense                                                                                 1,438        1,452
Income taxes                                                                                          (95)         212
Tax-equivalent adjustment                                                                              26           34
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $        109          642
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                      4.08 %      17.25
Cash overhead efficiency ratio                                                                      78.17 %      53.30
Economic profit                                                                              $       (364)         226
Average loans, net                                                                                 41,988       41,920
Average core deposits                                                                              10,055        9,065
Economic capital                                                                             $      6,154        5,761
=======================================================================================================================
CORPORATE BANKING
Net interest income (b)                                                                      $      1,050
Fee and other income                                                                                  525
Intersegment revenue                                                                                  (26)
----------------------------------------------------------------------------------------------------------
        Total revenue                                                                               1,549
Provision for loan losses                                                                             291
Noninterest expense                                                                                   713
Income taxes                                                                                          187
Tax-equivalent adjustment                                                                               -
----------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $        358
----------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     16.53  %
Cash overhead efficiency ratio                                                                      45.83  %
Economic profit                                                                              $        123
Average loans, net                                                                                 36,560
Average core deposits                                                                               7,660
Economic capital                                                                             $      3,632
=======================================================================================================================
INVESTMENT BANKING
Net interest income (b)                                                                      $        361
Fee and other income                                                                                 (127)
Intersegment revenue                                                                                  (16)
----------------------------------------------------------------------------------------------------------
        Total revenue                                                                                 218
Provision for loan losses                                                                              (2)
Noninterest expense                                                                                   725
Income taxes                                                                                         (282)
Tax-equivalent adjustment                                                                              26
----------------------------------------------------------------------------------------------------------
        Operating loss                                                                       $       (249)
----------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                    (13.84) %
Cash overhead efficiency ratio                                                                     221.23  %
Economic profit                                                                              $       (487)
Average loans, net                                                                                  5,428
Average core deposits                                                                               2,395
Economic capital                                                                             $      2,522
=======================================================================================================================

(a) Corporate and Investment Banking Combined represents the consolidation of Corporate and Investment Banking's Corporate Banking and Investment Banking lines of business.
(b) Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                                     NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
                                                                                               ------------------------

(In millions)                                                                                        2001         2000
-----------------------------------------------------------------------------------------------------------------------
PARENT
Net interest income (a)                                                                      $        284        1,004
Fee and other income                                                                                  349          471
Intersegment revenue                                                                                   (5)          (1)
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                                 628        1,474
Provision for loan losses                                                                              99          119
Noninterest expense                                                                                   300          815
Income taxes                                                                                           91          204
Tax-equivalent adjustment                                                                              57            5
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                   $         81          331
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     27.49  %     34.27
Cash overhead efficiency ratio                                                                      13.85  %     41.89
Economic profit                                                                              $        190          358
Average loans, net                                                                                  8,612       24,843
Average core deposits                                                                               1,971        3,803
Economic capital                                                                             $      1,638        2,140
=======================================================================================================================
CONSOLIDATED
Net interest income (a)                                                                      $      5,450        5,779
Fee and other income                                                                                4,211        5,233
Intersegment revenue                                                                                    -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue                                                                               9,661       11,012
Provision for loan losses                                                                             686          562
Noninterest expense                                                                                 6,617        7,081
Income taxes                                                                                          694        1,041
Tax-equivalent adjustment                                                                             107           74
-----------------------------------------------------------------------------------------------------------------------
        Operating earnings                                                                          1,557        2,254
-----------------------------------------------------------------------------------------------------------------------
Adjustments from operating
  earnings to net income (loss)
    Merger-related, restructuring
      and other charges/gains
        Provision for loan losses                                                                    (880)        (982)
        Fee and other income                                                                           25         (274)
        Noninterest expense                                                                          (184)      (2,252)
        Income tax benefits                                                                           365          747
-----------------------------------------------------------------------------------------------------------------------
  After-tax merger-related,
    restructuring and other charges/gains                                                            (674)      (2,761)
-----------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                                                    $        883         (507)
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on capital                                                                     20.57  %     27.41
Cash overhead efficiency ratio                                                                      65.68  %     61.75
Economic profit                                                                              $        814        1,447
Average loans, net                                                                                124,078      129,169
Average core deposits                                                                             123,195      118,135
Economic capital                                                                             $     12,698       12,540
=======================================================================================================================

(a) Tax-equivalent.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                 THREE MONTHS ENDED SEPTEMBER 30, 2001
                              -----------------------------------------------------------------------------------------

                                                                                                  MERGER-
                                                                                                 RELATED,
                                                                        CORPORATE           RESTRUCTURING
                                                                              AND               AND OTHER
                                GENERAL        CAPITAL        WEALTH   INVESTMENT                CHARGES/
(In millions)                      BANK     MANAGEMENT    MANAGEMENT      BANKING     PARENT     GAINS (b)       TOTAL
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income (a)     $     1,280             33            61          498        102          (44)       1,930
Fee and other income                444            655           100         (250)        87           (4)       1,032
Intersegment revenue                 30            (12)            -          (15)        (3)           -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue             1,754            676           161          233        186          (48)       2,962
Provision for loan losses            98              -             2          126         18          880        1,124
Noninterest expense               1,023            573           115          479        120           85        2,395
Income taxes (benefits)             212             36            15         (176)        27         (337)        (223)
Tax-equivalent adjustment            10              -             -           11         23          (44)           -
-----------------------------------------------------------------------------------------------------------------------
        Net income (loss)   $       411             67            29         (207)        (2)        (632)        (334)
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on
  capital                         37.31  %       31.54         46.57       (10.58)     23.29            -        13.05
Cash overhead efficiency
  ratio                           57.77  %       84.72         71.08       175.34      11.51            -        72.86
Economic profit             $       285             42            21         (356)        44            -           36
Average loans, net               76,590            269         5,680       42,076      8,411            -      133,026
Average core deposits           110,755          1,535         7,328       10,499      2,086            -      132,203
Economic capital            $     4,465            848           236        6,267      1,576            -       13,392
=======================================================================================================================

                                                                                 Three Months Ended September 30, 2000
                              -----------------------------------------------------------------------------------------

                                                                                                  Merger-
                                                                                                 Related,
                                                                        Corporate           Restructuring
                                                                              and               and Other
                                General        Capital        Wealth   Investment                Charges/
(In millions)                      Bank     Management    Management      Banking     Parent     Gains (b)       Total
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income (a)     $     1,106             38            47          417        252          (26)       1,834
Fee and other income                352            681            79          362        171          538        2,183
Intersegment revenue                 24            (12)            -          (12)         -            -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue             1,482            707           126          767        423          512        4,017
Provision for loan losses            51              -             -           83          8          180          322
Noninterest expense                 933            576            80          486        253          120        2,448
Income taxes                        159             44            15           36         53           88          395
Tax-equivalent adjustment            11              -             1           11          3          (26)           -
-----------------------------------------------------------------------------------------------------------------------
        Net income          $       328             87            30          151        106          150          852
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on
  capital                         35.98  %       40.91         71.65        11.44      33.51            -        24.60
Cash overhead efficiency
  ratio                           61.98  %       81.40         63.35        60.89      48.46            -        64.17
Economic profit             $       220             61            24           (9)       103            -          399
Average loans, net               60,029             84         4,211       42,017     17,134            -      123,475
Average core deposits            97,186          2,356         5,579        9,086      3,867            -      118,074
Economic capital            $     3,652            844           161        6,048      1,878            -       12,583
=======================================================================================================================

(a) Tax-equivalent.
(b) See "Merger-Related, Restructuring and Other Charges and Gains" on page 4 of Management's Analysis of Operations and the Consolidated Condensed Statements of Income (Loss) on page 55 for more information on merger-related, restructuring and other charges and gains. Additionally, the tax-equivalent amounts are eliminated herein in order for "Total" amounts to agree with amounts appearing in the Consolidated Statements of Income (Loss) on page 59.

                                                                     (Continued)

TABLE 4
BUSINESS SEGMENTS

-----------------------------------------------------------------------------------------------------------------------

                                                                                  NINE MONTHS ENDED SEPTEMBER 30, 2001
                              -----------------------------------------------------------------------------------------

                                                                                                  MERGER-
                                                                                                 RELATED,
                                                                        CORPORATE           RESTRUCTURING
                                                                              AND               AND OTHER
                                GENERAL        CAPITAL        WEALTH   INVESTMENT                CHARGES/
(In millions)                      BANK     MANAGEMENT    MANAGEMENT      BANKING     PARENT     GAINS (b)       TOTAL
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income (a)     $     3,505             95           155        1,411        284         (107)       5,343
Fee and other income              1,173          2,033           258          398        349           25        4,236
Intersegment revenue                 82            (35)            -          (42)        (5)           -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue             4,760          2,093           413        1,767        628          (82)       9,579
Provision for loan losses           296              -             2          289         99          880        1,566
Noninterest expense               2,866          1,731           282        1,438        300          184        6,801
Income taxes (benefits)             529            125            44          (95)        91         (365)         329
Tax-equivalent adjustment            24              -             -           26         57         (107)           -
-----------------------------------------------------------------------------------------------------------------------
        Net income          $     1,045            237            85          109         81         (674)         883
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on
  capital                         38.18  %       38.26         57.08         4.08      27.49            -        20.57
Cash overhead efficiency
  ratio                           59.40  %       82.68         67.87        78.17      13.85            -        65.68
Economic profit             $       761            163            64         (364)       190            -          814
Average loans, net               68,471            170         4,837       41,988      8,612            -      124,078
Average core deposits           102,885          1,656         6,628       10,055      1,971            -      123,195
Economic capital            $     3,887            829           190        6,154      1,638            -       12,698
=======================================================================================================================

                                                                                  Nine Months Ended September 30, 2000
                              -----------------------------------------------------------------------------------------

                                                                                                  Merger-
                                                                                                 Related,
                                                                        Corporate           Restructuring
                                                                              and               and Other
                                General        Capital        Wealth   Investment                Charges/
(In millions)                      Bank     Management    Management      Banking     Parent     Gains (b)       Total
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
Net interest income (a)     $     3,278            120           143        1,234      1,004          (74)       5,705
Fee and other income                959          2,128           235        1,440        471         (274)       4,959
Intersegment revenue                 75            (38)            -          (36)        (1)           -            -
-----------------------------------------------------------------------------------------------------------------------
        Total revenue             4,312          2,210           378        2,638      1,474         (348)      10,664
Provision for loan losses           145              -             -          298        119          982        1,544
Noninterest expense               2,813          1,768           233        1,452        815        2,252        9,333
Income taxes (benefits)             428            149            48          212        204         (747)         294
Tax-equivalent adjustment            33              -             2           34          5          (74)           -
-----------------------------------------------------------------------------------------------------------------------
        Net income (loss)   $       893            293            95          642        331       (2,761)        (507)
-----------------------------------------------------------------------------------------------------------------------
Risk adjusted return on
  capital                         33.18  %       44.86         76.62        17.25      34.27            -        27.41
Cash overhead efficiency
  ratio                           64.23  %       79.96         61.69        53.30      41.89            -        61.75
Economic profit             $       572            214            77          226        358            -        1,447
Average loans, net               58,215             96         4,095       41,920     24,843            -      129,169
Average core deposits            97,412          2,192         5,663        9,065      3,803            -      118,135
Economic capital            $     3,609            871           159        5,761      2,140            -       12,540
=======================================================================================================================

(a) Tax-equivalent.
(b) See "Merger-Related, Restructuring and Other Charges and Gains" on page 4 of Management's Analysis of Operations and the Consolidated Condensed Statements of Income (Loss) on page 55 for more information on merger-related, restructuring and other charges and gains. Additionally, the tax-equivalent amounts are eliminated herein in order for certain "Total" amounts to agree with amounts appearing in the Consolidated Statements of Income (Loss) on page 60.

TABLE 5
FEE AND OTHER INCOME - CORPORATE AND INVESTMENT BANKING (a)

------------------------------------------------------------------------------------------------------------------------

                                                                                            2001                   2000
                                                              -----------------------------------  ---------------------

                                                                   THIRD       Second      First      Fourth      Third
(In millions)                                                    QUARTER      Quarter    Quarter     Quarter    Quarter
------------------------------------------------------------------------------------------------------------------------
CORPORATE BANKING
Lending                                                     $         79           69         64          75         66
Leasing                                                               40           48         45          37         35
International                                                         63           59         58          57         62
------------------------------------------------------------------------------------------------------------------------
        Total                                                        182          176        167         169        163
Intersegment revenue                                                 (10)          (8)        (8)         (9)       (10)
------------------------------------------------------------------------------------------------------------------------
        Total Corporate Banking                                      172          168        159         160        153
------------------------------------------------------------------------------------------------------------------------
INVESTMENT BANKING
Agency                                                                63          116         43         118         83
Principal investing                                                 (585)         (58)       (43)        (43)        34
Fixed income                                                         110          116        166          89         94
Affordable housing                                                   (20)         (16)       (19)        (65)       (12)
------------------------------------------------------------------------------------------------------------------------
        Total                                                       (432)         158        147          99        199
Intersegment revenue                                                  (5)          (7)        (4)         (4)        (2)
------------------------------------------------------------------------------------------------------------------------
        Total Investment Banking                                    (437)         151        143          95        197
------------------------------------------------------------------------------------------------------------------------
        Total fee and other income - Corporate
          and Investment Banking                            $       (265)         319        302         255        350
========================================================================================================================

(a) The aggregate amounts of trading account profits included in this table in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000 were $66 million, $110 million, $83 million, $57 million and $70 million, respectively.



TABLE 6
SELECTED RATIOS

-------------------------------------------------------------------------------------------------------------------------

                                           Nine Months Ended
                                               September 30,                                 2001                   2000
                                    -------------------------   ----------------------------------  ---------------------

                                                                    THIRD       Second      First      Fourth      Third
                                           2001         2000      QUARTER      Quarter    Quarter     Quarter    Quarter
-------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (a)
Assets to stockholders' equity            14.55 X      15.83        13.15        15.43      15.49       16.23      17.34
Return on assets                           0.47 %      (0.27)       (0.50)        1.03       0.97        1.00       1.37
Return on total stockholders' equity       6.78 %      (4.28)       (6.52)       15.84      14.95       16.15      23.81
=========================================================================================================================
DIVIDEND PAYOUT RATIOS ON
Operating earnings (b)                    47.68 %      62.87        89.45        36.36      38.71       69.57      67.42
Net income (b) (c)                        84.71 %          -            -        37.50      40.68       80.00      55.59
=========================================================================================================================
OTHER RATIOS
Operating earnings
  Return on assets                         0.82 %       1.20         0.44         1.05       1.01        1.12       1.12
  Return on common
    stockholders' equity                  11.91 %      17.88         5.77        16.19      15.64       15.36      15.76
=========================================================================================================================

(a) Based on average balances and net income.
(b) Based on common shares.
(c) Dividend payout ratios are not presented for periods in which there is a net loss.

TABLE 7
SECURITIES (a)

----------------------------------------------------------------------------------------------------------------------------------

                                                                                                               SEPTEMBER 30, 2001
                               ---------------------------------------------------------------------------------------------------

                                                                                          GROSS UNREALIZED                AVERAGE
                                  1 YEAR        1-5        5-10  AFTER 10               --------------------  AMORTIZED  MATURITY
(In millions)                    OR LESS      YEARS       YEARS     YEARS       TOTAL      GAINS     LOSSES        COST  IN YEARS
----------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
U.S. Treasury                 $      713         84           2       272       1,071          4          9       1,076      6.51
U.S. Government agencies              58     11,298      14,164     4,336      29,856        572        164      29,448      5.88
Asset-backed                          83     10,429       5,968       318      16,798        755          5      16,048      3.79
State, county and municipal           59        283         405     1,690       2,437        180          2       2,259     18.97
Sundry                               325        621       4,158     1,663       6,767        102        117       6,782      7.72
---------------------------------------------------------------------------------------------------------------------------------
        Total market value    $    1,238     22,715      24,697     8,279      56,929      1,613        297      55,613      6.00
==================================================================================================================================
MARKET VALUE
Debt securities               $    1,238     22,715      24,697     6,956      55,606      1,606        281      54,281
Equity securities                      -          -           -     1,323       1,323          7         16       1,332
------------------------------------------------------------------------------------------------------------------------
        Total market value    $    1,238     22,715      24,697     8,279      56,929      1,613        297      55,613
========================================================================================================================
AMORTIZED COST
Debt securities               $    1,233     22,148      24,109     6,791      54,281
Equity securities                      -          -           -     1,332       1,332
--------------------------------------------------------------------------------------
        Total amortized cost  $    1,233     22,148      24,109     8,123      55,613
======================================================================================
WEIGHTED AVERAGE
  YIELD
  U.S. Treasury                     1.02  %    7.24        8.04      5.45        2.67
  U.S. Government agencies          6.64       6.55        6.44      6.29        6.46
  Asset-backed                     12.08       7.46        7.78      7.51        7.59
  State, county and municipal       8.85       9.39       11.05      7.65        8.41
  Sundry                            7.34       7.87        7.54      4.56        6.82
  Consolidated                      4.02  %    7.04        7.00      6.22        6.84
======================================================================================

(a) At September 30, 2001, all securities are classified as available for sale.

    Securities with an aggregate amortized cost of $32 billion at September 30, 2001, are pledged to secure U.S. Government and other public deposits and for other purposes as required by various statutes or agreements.
    Included primarily in "Sundry" are $3.8 billion of securities denominated in currencies other than the U.S. dollar. These securities had a weighted average maturity of 7.82 years and a weighted average yield of 6.77 percent.
    Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Average maturity excludes equity securities and money market funds.
    Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates.
    At September 30, 2001, there were forward commitments to purchase securities at a cost which approximates a market value of $517 million, and commitments to sell securities at a cost which approximates a market value of $291 million.
    Gross gains and losses realized on the sale of debt securities for the nine months ended September 30, 2001, were $130 million and $121 million, respectively, and gross gains and losses realized on equity securities were $25 million and $85 million, respectively.

TABLE 8
LOANS - ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

--------------------------------------------------------------------------------------------------------------------

                                                                                         2001                  2000
                                                            ----------------------------------  --------------------

                                                                 THIRD      Second      First     Fourth      Third
(In millions)                                                  QUARTER     Quarter    Quarter    Quarter    Quarter
--------------------------------------------------------------------------------------------------------------------
ON-BALANCE SHEET LOAN PORTFOLIO
  COMMERCIAL
  Commercial, financial and agricultural                  $     63,616      52,516     52,687     54,207     53,325
  Real estate - construction and other                           7,457       3,060      3,345      3,104      2,751
  Real estate - mortgage                                        17,156       7,964      9,187      9,218      9,286
  Lease financing                                               21,625      16,903     16,625     15,465     13,997
  Foreign                                                        7,572       5,920      5,396      5,453      5,548
--------------------------------------------------------------------------------------------------------------------
        Total commercial                                       117,426      86,363     87,240     87,447     84,907
--------------------------------------------------------------------------------------------------------------------
  CONSUMER
  Real estate - mortgage                                        25,466      17,277     17,678     17,708     19,108
  Installment loans                                             35,577      24,597     23,253     22,972     22,634
  Vehicle leasing                                                  941       1,231      1,640      2,115      2,600
--------------------------------------------------------------------------------------------------------------------
        Total consumer                                          61,984      43,105     42,571     42,795     44,342
--------------------------------------------------------------------------------------------------------------------
        Total loans                                            179,410     129,468    129,811    130,242    129,249
  Unearned income                                                9,730       6,976      6,958      6,482      5,830
--------------------------------------------------------------------------------------------------------------------
        Loans, net (on-balance sheet)                     $    169,680     122,492    122,853    123,760    123,419
====================================================================================================================

MANAGED PORTFOLIO
--------------------------------------------------------------------------------------------------------------------
COMMERCIAL
On-balance sheet loan portfolio                           $    117,426      86,363     87,240     87,447     84,907
Securitized loans - off-balance sheet                            6,613       6,284      6,302      4,877      4,070
Loans held for sale included in other assets                     1,648         369      1,296        953      1,994
--------------------------------------------------------------------------------------------------------------------
        Total commercial                                       125,687      93,016     94,838     93,277     90,971
--------------------------------------------------------------------------------------------------------------------
CONSUMER
Real estate - mortgage
  On-balance sheet loan portfolio                               25,466      17,277     17,678     17,708     19,108
  Securitized loans included in securities                       2,506       2,625      3,081      3,455      3,711
  Loans held for sale included in other assets                   1,687       2,294      1,933      1,111        802
--------------------------------------------------------------------------------------------------------------------
        Total real estate - mortgage                            29,659      22,196     22,692     22,274     23,621
--------------------------------------------------------------------------------------------------------------------
Installment loans
  On-balance sheet loan portfolio                               35,577      24,597     23,253     22,972     22,634
  Securitized loans - off-balance sheet                         12,746      12,909     13,229     11,862     11,883
  Securitized loans included in securities                       9,460       9,755     10,173      9,292      9,735
  Loans held for sale included in other assets                   3,502       3,300      3,561      6,082      6,295
--------------------------------------------------------------------------------------------------------------------
        Total installment loans                                 61,285      50,561     50,216     50,208     50,547
--------------------------------------------------------------------------------------------------------------------
Vehicle leasing - on-balance sheet loan portfolio                  941       1,231      1,640      2,115      2,600
--------------------------------------------------------------------------------------------------------------------
        Total consumer                                          91,885      73,988     74,548     74,597     76,768
--------------------------------------------------------------------------------------------------------------------
        Total managed portfolio                           $    217,572     167,004    169,386    167,874    167,739
====================================================================================================================

SERVICING PORTFOLIO
Commercial                                                $     41,394      38,943     37,678     31,028     29,739
Consumer                                                  $      1,510       1,551      2,123      2,964      1,352
====================================================================================================================

TABLE 9
LOANS HELD FOR SALE (a)

------------------------------------------------------------------------------------------------------------------------

                                                                                            2001                   2000
                                                              -----------------------------------  ---------------------

                                                                   THIRD       Second      First      Fourth      Third
(In millions)                                                    QUARTER      Quarter    Quarter     Quarter    Quarter
------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                $      5,963        6,790      8,146       9,091     10,636
Former Wachovia balance as of September 1, 2001                      297            -          -           -          -
Originations                                                       4,955        5,279      4,773       2,701      2,495
Performing loans transferred to (from) loans held for
  sale, net                                                        1,351         (189)       192        (556)       658
Nonperforming loans transferred to (from) loans held for
  sale, net                                                           79          128         90           -         37
Allowance for loan losses related to
  loans transferred to loans held for sale                          (262)         (40)       (23)          2       (166)
Lower of cost or market value adjustments                            (15)         (35)       (80)       (144)       (46)
Performing loans sold                                             (5,177)      (5,535)    (5,910)     (2,402)    (4,325)
Nonperforming loans sold                                             (88)        (130)       (45)        (91)       (18)
Other, net (b)                                                      (266)        (305)      (353)       (455)      (180)
------------------------------------------------------------------------------------------------------------------------
Balance, end of period (c)                                  $      6,837        5,963      6,790       8,146      9,091
========================================================================================================================

(a) All activity reflects two months of former First Union and one month of the combined organization.
(b) Other, net represents primarily loan payments.
(c) Former First Union nonperforming loans included in loans held for sale at September 30, June 30, and March 31, 2001 and at December 31, and September 30, 2000 were $195 million, $250 million, $344 million, $334 million and $349 million, respectively. The former Wachovia nonperforming loans included in loans held for sale in the third quarter of 2001 were $78 million.

TABLE 10
ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS

-------------------------------------------------------------------------------------------------------------------

                                                                                        2001                  2000
                                                           ---------------------------------- ---------------------

                                                                THIRD      Second      First     Fourth      Third
(In millions)                                                 QUARTER     Quarter    Quarter    Quarter    Quarter
-------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period                             $      1,760       1,759      1,722      1,720      1,706
Provision for loan losses relating to loans
    transferred to other assets                                   230          36         15          -        120
Provision for loan losses                                         894         187        204        192        202
Former Wachovia balance, September 1, 2001                        766           -          -          -          -
Allowance relating to loans acquired, transferred
   to other assets or sold                                       (368)        (65)       (23)         2       (166)
Loan losses, net                                                 (243)       (157)      (159)      (192)      (142)
-------------------------------------------------------------------------------------------------------------------
Balance, end of period                                   $      3,039       1,760      1,759      1,722      1,720
===================================================================================================================
as a % of loans, net                                             1.79 %      1.44       1.43       1.39       1.39
===================================================================================================================
as a % of nonaccrual and restructured loans (a)                   202         144        143        146        202
===================================================================================================================
as a % of nonperforming assets (a)                                186         133        132        135        181
===================================================================================================================
LOAN LOSSES
Commercial, financial and agricultural                   $        192         122        121        159        108
Real estate - commercial construction and mortgage                  1           3          4          7          3
Real estate - residential mortgage                                  1           2          1          3          1
Installment loans and vehicle leasing (b)                          80          64         63         52         53
-------------------------------------------------------------------------------------------------------------------
        Total loan losses                                         274         191        189        221        165
===================================================================================================================
LOAN RECOVERIES
Commercial, financial and agricultural                             14          15         16         12         10
Real estate - commercial construction and mortgage                  1           5          1          1          1
Real estate - residential mortgage                                  1           -          -          -          1
Installment loans and vehicle leasing (b)                          15          14         13         16         11
-------------------------------------------------------------------------------------------------------------------
        Total loan recoveries                                      31          34         30         29         23
-------------------------------------------------------------------------------------------------------------------
        Loan losses, net                                 $        243         157        159        192        142
===================================================================================================================
Commercial loan net charge-offs as %
  of average commercial loans, net (c)                           0.85 %      0.55       0.56       0.80       0.53
Consumer loan net charge-offs as %
  of average consumer loans, net (c)                             0.53        0.48       0.48       0.36       0.35
Total net charge-offs as % of average loans, net (c)             0.73 %      0.52       0.53       0.64       0.46
===================================================================================================================
NONPERFORMING ASSETS
Nonaccrual loans
  Commercial, financial and agricultural                 $      1,253       1,069        993        884        596
  Real estate - commercial construction and mortgage               63          19         33         55         58
  Real estate - residential mortgage                               75          45         74         63         52
  Installment loans and vehicle leasing (b)                       115          90        131        174        148
-------------------------------------------------------------------------------------------------------------------
        Total nonaccrual loans                                  1,506       1,223      1,231      1,176        854
Foreclosed properties (d)                                         126         104        106        103         97
-------------------------------------------------------------------------------------------------------------------
        Total nonperforming assets                       $      1,632       1,327      1,337      1,279        951
===================================================================================================================
Nonperforming loans included in loans held for sale (e)  $        273         250        344        334        349
Nonperforming assets included in loans and in assets
  held for sale                                          $      1,905       1,577      1,681      1,613      1,300
===================================================================================================================
as % of loans, net, and foreclosed properties (a)                0.96 %      1.08       1.09       1.03       0.77
===================================================================================================================
as % of loans, net, foreclosed properties and loans in
  other assets as held for sale (e)                              1.08 %      1.23       1.30       1.22       0.98
===================================================================================================================
Accruing loans past due 90 days                          $        310         213        220        183        145
===================================================================================================================

(a) These ratios do not include nonperforming loans included in loans held for sale.
(b) Installment loans and vehicle leasing include loan losses, loan recoveries and nonperforming assets related to credit card, instant cash reserve, signature and First Choice.
(c) Annualized.
(d) Restructured loans are not significant.
(e) These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amount shown and included in the ratios is net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

TABLE 11
NONACCRUAL LOAN ACTIVITY (a)

-----------------------------------------------------------------------------------------------------------------------

                                                                                           2001                   2000
                                                             -----------------------------------  ---------------------

                                                                   THIRD      Second      First     Fourth       Third
(In millions)                                                    QUARTER     Quarter    Quarter    Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                               $       1,223       1,231      1,176        854         791
-----------------------------------------------------------------------------------------------------------------------
COMMERCIAL NONACCRUAL LOAN ACTIVITY
Commercial nonaccrual loans, beginning of period                   1,088       1,026        939        654         621
Former Wachovia balance, September 1, 2001                           209           -          -          -           -
-----------------------------------------------------------------------------------------------------------------------
New nonaccrual loans and advances                                    376         361        314        532         280
Charge-offs                                                         (193)       (125)      (125)      (166)       (111)
Transfers (to) from loans held for sale                              (20)          -          -         11         (46)
Transfer (to) from other real estate owned                            (5)          -          -          -           -
Sales                                                                (36)        (50)         -        (15)          -
Other, principally payments                                         (103)       (124)      (102)       (77)        (90)
-----------------------------------------------------------------------------------------------------------------------
        Net commercial nonaccrual loan activity                       19          62         87        285          33
-----------------------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period                         1,316       1,088      1,026        939         654
-----------------------------------------------------------------------------------------------------------------------
CONSUMER NONACCRUAL LOAN ACTIVITY
Consumer nonaccrual loans, beginning of period                       135         205        237        200         170
Former Wachovia balance, September 1, 2001                            33           -          -          -           -
-----------------------------------------------------------------------------------------------------------------------
Transfers (to) from loans held for sale                              (53)       (123)       (90)         -           -
Other, net                                                            75          53         58         37          30
-----------------------------------------------------------------------------------------------------------------------
        Net consumer nonaccrual loan activity                         22         (70)       (32)        37          30
-----------------------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                             190         135        205        237         200
-----------------------------------------------------------------------------------------------------------------------
BALANCE, END OF PERIOD                                     $       1,506       1,223      1,231      1,176         854
=======================================================================================================================

(a) Excludes nonaccrual loans included in loans held for sale and foreclosed properties.



TABLE 12
GOODWILL AND OTHER INTANGIBLE ASSETS

-------------------------------------------------------------------------------------------------------------------------

                                                                                             2001                   2000
                                                              ------------------------------------  ---------------------

                                                                    THIRD       Second      First      Fourth      Third
(In millions)                                                     QUARTER      Quarter    Quarter     Quarter    Quarter
-------------------------------------------------------------------------------------------------------------------------
Goodwill subject to amortization through December 31, 2001  $       3,427        3,476      3,524       3,481      3,551
New goodwill not subject to amortization                            7,069            -          -           -          -
Deposit base premium (a)                                            2,433          140        157         174        195
Other                                                                   8            9          9           9         10
-------------------------------------------------------------------------------------------------------------------------
        Total goodwill and other intangible assets          $      12,937        3,625      3,690       3,664      3,756
=========================================================================================================================

(a) The deposit base premium recorded in the third quarter of 2001 in connection with the Wachovia merger is based on a preliminary valuation.

TABLE 13
DEPOSITS

-------------------------------------------------------------------------------------------------------------------------

                                                                                             2001                   2000
                                                              ------------------------------------  ---------------------

                                                                    THIRD       Second      First      Fourth      Third
(In millions)                                                     QUARTER      Quarter    Quarter     Quarter    Quarter
-------------------------------------------------------------------------------------------------------------------------
CORE DEPOSITS
Noninterest-bearing                                         $      36,382       29,633     28,582      30,315     28,501
Savings and NOW accounts                                           44,154       37,266     37,599      36,215     34,620
Money market accounts                                              37,020       21,330     20,737      20,630     18,382
Other consumer time                                                42,231       32,793     33,868      35,223     36,814
-------------------------------------------------------------------------------------------------------------------------
        Total core deposits                                       159,787      121,022    120,786     122,383    118,317
OTHER DEPOSITS
Foreign                                                            10,181        6,977      7,810       7,795      8,596
Other time                                                         10,581       10,568     12,199      12,490     11,957
-------------------------------------------------------------------------------------------------------------------------
        Total deposits                                      $     180,549      138,567    140,795     142,668    138,870
=========================================================================================================================


TABLE 14
TIME DEPOSITS IN AMOUNTS OF $100,000 OR MORE

-------------------------------------------------------------------------------------------------------------------------

                                                                                                      SEPTEMBER 30, 2001
                                                                                                  -----------------------

(In millions)
-------------------------------------------------------------------------------------------------------------------------
MATURITY OF
3 months or less                                                                                $                  6,562
Over 3 months through 6 months                                                                                     3,648
Over 6 months through 12 months                                                                                    3,586
Over 12 months                                                                                                     4,733
-------------------------------------------------------------------------------------------------------------------------
        Total                                                                                   $                 18,529
=========================================================================================================================

TABLE 15
LONG-TERM DEBT

------------------------------------------------------------------------------------------------------------------------

                                                                                            2001                   2000
                                                             ------------------------------------ ----------------------

                                                                   THIRD      Second       First     Fourth       Third
(In millions)                                                    QUARTER     Quarter     Quarter    Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------
NOTES AND DEBENTURES ISSUED BY
  THE PARENT COMPANY
  Notes
    6.625% to 7.70%, due 2004 to 2006                      $       4,735       3,084       3,084      3,084       3,082
    Floating rate, due 2001 to 2005                                2,669       2,368       2,368      2,367       2,118
    Floating rate extendible, due 2005                                10          10          10         10          10
  Subordinated notes
    5.625% to 8.15%, due 2002 to 2009                              4,703       2,665       2,664      2,664       2,662
    6.605%, due 2025                                                 250           -           -          -           -
    7.18% to 8.00%, due 2009 to 2011                                 208         208         208        208         208
    6.30%, Putable/Callable, due 2028                                200         200         200        200         200
    Floating rate, due 2003                                          150         150         150        150         150
  Subordinated debentures
    6.55% to 7.574%, due 2026 to 2035                                794         794         794        794         794
------------------------------------------------------------------------------------------------------------------------
        Total notes and debentures issued by the
          Parent Company                                          13,719       9,479       9,478      9,477       9,224
------------------------------------------------------------------------------------------------------------------------
NOTES ISSUED BY SUBSIDIARIES
Notes, primarily notes issued under global
  note programs, varying rates and terms to 2040                  14,515      14,784      16,929     16,457      17,583
Subordinated notes
  5.875% to 9.375%, due 2002 to 2006                                 925         925         925      1,075       1,075
  Bank, 5.80% to 7.875%, due 2006 to 2036                          2,548       2,548       2,548      2,548       2,548
  6.625% to 8.375%, due 2002 to 2007                                 571         570         570        570         570
------------------------------------------------------------------------------------------------------------------------
        Total notes issued by subsidiaries                        18,559      18,827      20,972     20,650      21,776
------------------------------------------------------------------------------------------------------------------------
OTHER DEBT
Trust preferred securities                                         2,993       2,007       2,027      2,028       2,020
Collateralized notes, 5.65%, due 2006                              2,474       2,463           -          -           -
4.556% auto securitization financing, due 2008                       523         698         828        861         944
Advances from the Federal Home Loan Bank                           4,930       2,562       2,762      2,762       2,262
Capitalized leases                                                    26          18          19         25          26
Mortgage notes and other debt of subsidiaries                          9           6           6          6           6
------------------------------------------------------------------------------------------------------------------------
        Total other debt                                          10,955       7,754       5,642      5,682       5,258
------------------------------------------------------------------------------------------------------------------------
        Total                                              $      43,233      36,060      36,092     35,809      36,258
========================================================================================================================

TABLE 16
CHANGES IN STOCKHOLDERS' EQUITY

------------------------------------------------------------------------------------------------------------------------

                                                                                            2001                   2000
                                                              -----------------------------------  ---------------------

                                                                   THIRD       Second      First      Fourth      Third
(In millions)                                                    QUARTER      Quarter    Quarter     Quarter    Quarter
------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                $     16,144       16,081     15,347      14,795     13,951
------------------------------------------------------------------------------------------------------------------------
Comprehensive income
  Net income (loss)                                                 (334)         633        584         599        852
  Net unrealized gain (loss) on debt and equity securities           903         (176)       290         625        348
  Net unrealized gain (loss) on derivative financial instruments     184         (138)       145           -          -
------------------------------------------------------------------------------------------------------------------------
       Total comprehensive income                                    753          319      1,019       1,224      1,200
Purchases of common stock                                         (1,115)         (67)      (102)       (294)       (43)
Common stock issued for
  Stock options and restricted stock                                  13          (17)        90          (2)        33
  Dividend reinvestment plan                                          14           15         14          19         19
  Acquisitions                                                    12,998            -          -           -         34
Deferred compensation, net                                           (64)          49        (52)         75         70
Cash dividends paid per common share                                (237)        (236)      (235)       (470)      (469)
------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                      $     28,506       16,144     16,081      15,347     14,795
========================================================================================================================

TABLE 17
CAPITAL RATIOS

----------------------------------------------------------------------------------------------------------------------------

                                                                                                2001                   2000
                                                                ------------------------------------- ----------------------

                                                                      THIRD       Second       First     Fourth       Third
(In millions)                                                       QUARTER      Quarter     Quarter    Quarter     Quarter
----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED CAPITAL RATIOS (a)
Qualifying capital
  Tier 1 capital                                              $      18,447       14,631      14,212     13,952      13,933
  Total capital                                                      29,641       22,727      22,408     22,253      22,528
Adjusted risk-weighted assets                                       273,396      198,536     197,854    198,849     199,078
Adjusted leverage ratio assets                                $     255,326      243,660     241,814    235,749     243,106
Ratios
  Tier 1 capital                                                       6.75 %       7.37        7.18       7.02        7.00
  Total capital                                                       10.84        11.45       11.33      11.19       11.32
  Leverage                                                             7.22         6.00        5.88       5.92        5.73
STOCKHOLDERS' EQUITY TO ASSETS
  Quarter-end                                                          8.75         6.56        6.36       6.04        6.00
  Average                                                              7.60 %       6.48        6.46       6.16        5.77
============================================================================================================================
BANK CAPITAL RATIOS
Tier 1 capital
  First Union National Bank                                            7.18 %       7.62        7.38       6.92        7.35
  Wachovia Bank, N.A.                                                  7.22            -           -          -           -
  First Union National Bank of Delaware                               12.32        12.61       11.97      12.20       12.07
  First National Bank of Atlanta                                      18.86            -           -          -           -
Total capital
  First Union National Bank                                           11.36        11.61       11.39      10.73       11.28
  Wachovia Bank, N.A.                                                 11.53            -           -          -           -
  First Union National Bank of Delaware                               14.53        14.39       13.82      13.97       14.01
  First National Bank of Atlanta                                      18.95            -           -          -           -
Leverage
  First Union National Bank                                            6.03         6.12        5.95       6.04        6.30
  Wachovia Bank, N.A.                                                  8.03            -           -          -           -
  First Union National Bank of Delaware                                8.38         7.97        8.08       7.76        8.74
  First National Bank of Atlanta                                       7.20 %          -           -          -           -
============================================================================================================================

(a) Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of 4.00 percent and a minimum ratio of total capital to risk-weighted assets of 8.00 percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from 3.00 percent to 4.00 percent.

TABLE 18
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS (a)

--------------------------------------------------------------------------------------------------------------

                                                                                           SEPTEMBER 30, 2001
                                      ------------------------------------------------------------------------

                                                      GROSS UNREALIZED                      IN-       AVERAGE
                                        NOTIONAL   ----------------------            EFFECTIVE-   MATURITY IN
(In millions)                             AMOUNT       GAINS  LOSSES (f)  EQUITY (g)   NESS (h)     YEARS (i)
--------------------------------------------------------------------------------------------------------------
ASSET HEDGES
Cash flow hedges (b)
  Interest rate swaps                $    40,334       2,693       (153)       1,577         (4)         7.35
  Interest rate options                    1,000          16          -           10          -          3.67
  Forward purchase commitments               503          11          -            7          -          0.04
  Futures                                     25           -          -            -          -          0.25
Fair value  hedges (c)
  Interest rate swaps                          6           -         (1)           -          -         13.59
  Forward sale commitments                   686           3         (8)           -          3          0.10
  Futures                                    117           -         (7)           -          -          0.25
---------------------------------------------------------------------------------------------------
        Total asset hedges           $    42,671       2,723       (169)       1,594         (1)         7.03
==============================================================================================================
LIABILITY HEDGES
Cash flow hedges (d)
  Interest rate swaps                $    25,801           -     (1,761)      (1,092)         -          8.83
  Interest rate options                    6,000           -        (48)         (30)         -          3.40
  Futures                                 28,690           -       (250)        (155)         -          0.25
  Put options on Eurodollar futures       10,600           -         (6)          (4)         -          0.34
Fair value  hedges (e)
  Interest rate swaps                     16,517       1,101          -            -          -          5.69
  Interest rate options                      300           3          -            -          -          1.71
---------------------------------------------------------------------------------------------------
        Total liability hedges       $    87,908       1,104     (2,065)      (1,281)         -          4.02
==============================================================================================================

(a) Includes only derivative financial instruments related to interest rate risk management activities. All of the company's other derivative financial instruments are classified as trading.
(b) Receive-fixed interest rate swaps with a notional amount of $38.6 billion, of which $4 billion are forward-starting, and with pay rates based on one-to-six month LIBOR are primarily designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of one-to-six month LIBOR-indexed loans. Pay-fixed interest rate swaps with a notional amount of $1.7 billion and with receive rates based on one-month LIBOR are designated as cash flow hedges of securities and have a loss, net of tax, of $95 million in accumulated other comprehensive income. An interest rate collar that qualifies as a net purchased option with a notional amount of $1 billion is designated as a cash flow hedge of the variability in cash flows related to the forecasted interest rate resets of one-month LIBOR-indexed loans, when one-month LIBOR is below the purchased floor or above the sold cap. Forward purchase commitments of $503 million are designated as a cash flow hedge of the variability of the consideration to be paid in the forecasted purchase of available for sale securities that will occur upon gross settlement of the commitment in October 2001.
(c) Forward sale commitments of $686 million are designated as fair value hedges of mortgage loans in the warehouse.
(d) Derivatives with a notional amount of $65.6 billion are designated as cash flow hedges of the variability in cash flows attributable to the forecasted issuance of fixed rate short-term liabilities that are part of a rollover strategy, primarily repurchase agreements and deposit products. Of this amount, $28.7 billion are Eurodollar futures, $10.6 billion are purchased put options on Eurodollar futures, $22.3 billion are pay-fixed interest rate swaps with receive rates based on one-to-three month LIBOR, of which $14.1 billion are forward-starting, and $4 billion are purchased options on pay-fixed swaps with a strike based on three-month LIBOR. Derivatives with a notional amount of $5.5 billion are primarily designated as cash flow hedges of the variability in cash flows related to the forecasted interest rate resets of one-to-three month LIBOR-indexed long-term debt. Of this amount, $3.5 billion are pay-fixed interest rate swaps with receive rates based on one-to-three month LIBOR, of which $3.3 billion are forward-starting, and $2 billion are purchased options on pay-fixed swaps with a strike based on three-month LIBOR.
(e) Receive-fixed interest rate swaps with a notional amount of $16.5 billion and with pay rates based primarily on one-to-six month LIBOR are designated as fair value hedges of fixed rate liabilities, primarily CDs, long-term debt and bank notes.
(f) Represents the fair value of derivative financial instruments less accrued interest receivable or payable.
(g) At September 30, 2001, the net unrealized gain on derivatives included in accumulated other comprehensive income, which is a component of stockholders' equity, was $191 million, net of tax. Of this net of tax amount, a $313 million gain represents the effective portion of the net gains (losses) on derivatives that qualify as cash flow hedges, and a $123 million loss relates to terminated and/or redesignated derivatives. Gains (losses) will be classified into interest income or expense as a yield adjustment of the hedged item in the same period that the hedged cash flows impact earnings. This may occur as the interest on the floating rate instruments, such as loans, long-term debt and bank notes, is accrued or as fixed rate short-term liabilities are rolled over. As of September 30, 2001, $140 million of net gains, net of tax, recorded in accumulated other comprehensive income are expected to be reclassified as interest income or expense during the next twelve months. The maximum length of time over which cash flow hedges are hedging the variability in future cash flows associated with the forecasted transactions is 25.22 years.
(h) In the nine months ended September 30, 2001, losses in the amount of $1 million were recognized in other fee income representing the ineffective portion of the net gains (losses) on derivatives that qualify as cash flow and fair value hedges. In addition, net interest income in the nine months ended September 30, 2001, includes a reduction to net interest income of $72 million representing ineffectiveness of cash flow hedges caused by differences between the critical terms of the derivative and the hedged item, primarily differences in reset dates.
(i) Estimated maturity approximates average life.

Table 19
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS - EXPECTED MATURITIES

---------------------------------------------------------------------------------------------------------------------------

                                                                                                        SEPTEMBER 30, 2001
                                                    -----------------------------------------------------------------------

                                                       1 YEAR         1 -2        2 -5       5 -10   AFTER 10
(In millions)                                         OR LESS        YEARS       YEARS       YEARS      YEARS        TOTAL
---------------------------------------------------------------------------------------------------------------------------
CASH FLOW ASSET HEDGES
Notional amount - swaps                            $    4,295        3,165       3,123      22,811      6,940       40,334
Notional amount - other                                   503           25       1,000           -          -        1,528
Weighted average receive rate (a)                        6.96  %      6.79        6.28        5.79       7.03         6.26
Weighted average pay rate (a)                            2.85  %      2.99        3.68        3.16       3.28         3.17
Unrealized gain (loss)                             $      130          147         169       1,161        960        2,567
---------------------------------------------------------------------------------------------------------------------------
FAIR VALUE ASSET HEDGES
Notional amount - swaps                            $        -            -           -           -          6            6
Notional amount - other                                   686           30          77          10          -          803
Weighted average receive rate (a)                           -  %         -           -           -       3.77         3.77
Weighted average pay rate (a)                               -  %         -           -           -       7.36         7.36
Unrealized gain (loss)                             $       (5)          (2)         (4)         (1)        (1)         (13)
---------------------------------------------------------------------------------------------------------------------------
CASH FLOW LIABILITY HEDGES
Notional amount - swaps                            $      699        1,121       2,292      16,854      4,835       25,801
Notional amount - other                                39,290            -       6,000           -          -       45,290
Weighted average receive rate (a)                        3.35  %      3.19        3.40        3.11       2.83         3.13
Weighted average pay rate (a)                            6.78  %      5.53        4.79        6.31       6.48         5.89
Unrealized gain (loss)                             $     (262)         (30)       (107)     (1,183)      (483)      (2,065)
---------------------------------------------------------------------------------------------------------------------------
FAIR VALUE LIABILITY HEDGES
Notional amount - swaps                            $      385          825       8,635       5,900        772       16,517
Notional amount - other                                     -          300           -           -          -          300
Weighted average receive rate (a)                        7.62  %      6.81        6.55        6.83       6.64         6.69
Weighted average pay rate (a)                            3.71  %      3.68        3.40        3.81       3.52         3.57
Unrealized gain (loss)                             $       10           27         549         458         60        1,104
===========================================================================================================================

(a) Weighted average receive and pay rates include the impact of currently effective interest rate swaps and basis swaps only and not the impact of forward-starting interest rate swaps. All of the interest rate swaps have variable pay or receive rates based on one-to-six month LIBOR, and they are the pay or receive rates in effect at September 30, 2001.

Table 20
RISK MANAGEMENT DERIVATIVE FINANCIAL INSTRUMENTS ACTIVITY

--------------------------------------------------------------------------------------------------------------------------

                                                                                         Asset     Liability
(In millions)                                                                           Hedges        Hedges        Total
--------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                                                        $     34,519       141,032      175,551
Additions (a)                                                                           28,669        57,819       86,488
Maturities and amortizations                                                            (5,713)      (64,750)     (70,463)
Terminations                                                                            (2,804)         (180)      (2,984)
Redesignations and transfers to trading account assets                                 (12,000)      (46,013)     (58,013)
--------------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 2001                                                       $     42,671        87,908      130,579
==========================================================================================================================

(a) Includes former Wachovia hedges of $6.1 billion added September 1, 2001.

WACHOVIA CORPORATION AND SUBSIDIARIES
NET INTEREST INCOME SUMMARIES

----------------------------------------------------------------------------------------------------------------

                                                          THIRD QUARTER 2001                SECOND QUARTER 2001
                                             -------------------------------------------------------------------

                                                                     AVERAGE                            Average
                                                         INTEREST      RATES                 Interest     Rates
                                               AVERAGE    INCOME/    EARNED/       Average    Income/   Earned/
(In millions)                                 BALANCES    EXPENSE       PAID      Balances    Expense      Paid
----------------------------------------------------------------------------------------------------------------
ASSETS
Interest-bearing bank balances              $    1,740         17       3.86 %  $    2,529         29      4.57 %
Federal funds sold and securities
  purchased under resale agreements             10,031        107       4.25         8,923         99      4.41
Trading account assets (a)                      14,572        199       5.43        13,965        202      5.78
Securities (a)                                  50,621        877       6.93        49,931        899      7.21
Loans (a) (b)
  Commercial
    Commercial, financial and agricultural      55,490      1,142       8.17        53,160      1,098      8.29
    Real estate - construction and other         4,512         66       5.88         3,193         52      6.56
    Real estate - mortgage                      10,923        184       6.66         8,525        149      7.01
    Lease financing                              6,441        168      10.42         6,075        157     10.29
    Foreign                                      6,267         83       5.26         5,425         83      6.12
------------------------------------------------------------------                --------------------
        Total commercial                        83,633      1,643       7.80        76,378      1,539      8.08
------------------------------------------------------------------                --------------------
  Consumer
    Real estate - mortgage                      19,816        353       7.12        17,435        318      7.29
    Installment loans and vehicle leasing       29,577        637       8.57        25,399        572      9.02
------------------------------------------------------------------                --------------------
        Total consumer                          49,393        990       7.99        42,834        890      8.32
------------------------------------------------------------------                --------------------
        Total loans                            133,026      2,633       7.87       119,212      2,429      8.17
------------------------------------------------------------------                --------------------
Other earning assets                             9,682        155       6.35        10,113        193      7.68
------------------------------------------------------------------                --------------------
        Total earning assets                   219,672      3,988       7.23       204,673      3,851      7.54
                                                         ====================                ===================
Cash and due from banks                          8,357                               7,568
Other assets                                    39,337                              35,013
-------------------------------------------------------                           ---------
        Total assets                        $  267,366                          $  247,254
=======================================================                           =========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Interest-bearing deposits
    Savings and NOW accounts                    41,897        259       2.46        39,640        267      2.70
    Money market accounts                       24,904        269       4.28        18,746        225      4.81
    Other consumer time                         35,484        474       5.30        33,268        477      5.76
    Foreign                                      7,441         71       3.74         6,357         73      4.62
    Other time                                  10,574        110       4.13        11,587        150      5.20
------------------------------------------------------------------                --------------------
        Total interest-bearing deposits        120,300      1,183       3.90       109,598      1,192      4.36
  Federal funds purchased and securities
    sold under repurchase agreements            26,982        332       4.87        27,128        356      5.27
  Commercial paper                               2,950         25       3.36         2,435         25      4.08
  Other short-term borrowings                    9,870         60       2.45         9,809         73      2.98
  Long-term debt                                38,220        414       4.34        36,254        463      5.11
------------------------------------------------------------------                --------------------
        Total interest-bearing liabilities     198,322      2,014       4.04       185,224      2,109      4.57
                                                         ====================                ===================
  Noninterest-bearing deposits                  29,918                              27,381
  Other liabilities                             18,796                              18,623
  Stockholders' equity                          20,330                              16,026
-------------------------------------------------------                           ---------
        Total liabilities and
          stockholders' equity              $  267,366                          $  247,254
=======================================================                           =========
Interest income and rate earned                        $    3,988       7.23 %             $    3,851      7.54 %
Interest expense and equivalent rate paid                   2,014       3.65                    2,109      4.13
-----------------------------------------------------------------------------                -------------------
Net interest income and margin (c)                     $    1,974       3.58 %             $    1,742      3.41 %
=============================================================================                ===================

(a) Yields related to securities and loans exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates. Lease financing amounts include related deferred income taxes.
(b) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

-------------------------------------------------------------------------------------------------------

              FIRST QUARTER 2001               FOURTH QUARTER 2000                  THIRD QUARTER 2000
-------------------------------------------------------------------------------------------------------

                        Average                            Average                             Average
             Interest     Rates                 Interest     Rates                  Interest     Rates
   Average    Income/   Earned/        Average   Income/   Earned/        Average    Income/   Earned/
  Balances    Expense      Paid       Balances   Expense      Paid       Balances    Expense      Paid
-------------------------------------------------------------------------------------------------------

$    1,826         25      5.69 %   $    1,266        14      4.34 %   $    1,465         20      5.28 %

     7,036         95      5.49          5,994        89      5.86          6,367         97      6.11
    13,315        206      6.24         11,569       201      6.95         12,204        214      6.99
    50,417        945      7.50         50,554       952      7.54         52,780        988      7.48


    53,416      1,130      8.56         53,554     1,233      9.17         53,226      1,250      9.34
     3,231         62      7.76          3,011        65      8.69          2,676         59      8.65
     9,195        180      7.95          9,130       198      8.63          9,294        203      8.70
     6,084        161     10.62          5,272       150     11.37          5,168        148     11.45
     5,344         92      7.01          5,286        97      7.29          5,016         91      7.17
----------------------               --------------------               ---------------------
    77,270      1,625      8.51         76,253     1,743      9.11         75,380      1,751      9.24
----------------------               --------------------               ---------------------

    17,610        331      7.52         18,805       362      7.70         23,163        432      7.47
    24,970        580      9.41         25,035       606      9.63         24,932        596      9.51
----------------------               --------------------               ---------------------
    42,580        911      8.63         43,840       968      8.80         48,095      1,028      8.53
----------------------               --------------------               ---------------------
   119,850      2,536      8.55        120,093     2,711      8.99        123,475      2,779      8.96
----------------------               --------------------               ---------------------
    11,276        250      8.96         13,130       322      9.76         14,798        393     10.63
----------------------               --------------------               ---------------------
   203,720      4,057      8.03        202,606     4,289      8.44        211,089      4,491      8.48
             ===================                ===================                 ===================
     7,749                               7,653                              7,446
    34,000                              29,116                             28,283
-----------                          ----------                         ----------
$  245,469                          $  239,375                         $  246,818
===========                          ==========                         ==========



    38,756        264      2.76         37,640       301      3.17         37,680        296      3.13
    17,941        200      4.52         17,008       202      4.74         15,629        175      4.46
    34,452        506      5.96         36,421       541      5.91         36,328        524      5.74
     6,851         94      5.59          7,483       110      5.85          9,721        151      6.18
    12,239        189      6.27         11,902       213      7.13         15,317        276      7.16
----------------------               --------------------               ---------------------
   110,239      1,253      4.61        110,454     1,367      4.92        114,675      1,422      4.93

    25,005        378      6.13         23,686       400      6.72         28,363        459      6.43
     2,540         33      5.32          2,639        42      6.19          2,588         40      6.25
     9,580         82      3.46          9,345        96      4.09          9,257        110      4.74
    36,631        577      6.30         35,708       627      7.03         35,263        600      6.80
----------------------               --------------------               ---------------------
   183,995      2,323      5.10        181,832     2,532      5.55        190,146      2,631      5.51
             ===================                ===================                 ===================
    27,043                              27,875                             28,437
    18,585                              14,915                             13,999
    15,846                              14,753                             14,236
-----------                          ----------                         ----------
$  245,469                          $  239,375                         $  246,818
===========                          ==========                         ==========
            $   4,057      8.03 %              $   4,289      8.44 %               $   4,491      8.48 %
                2,323      4.61                    2,532      4.98                     2,631      4.96
             -------------------                -------------------                 -------------------
            $   1,734      3.42 %              $   1,757      3.46 %               $   1,860      3.52 %
             ===================                ===================                 ===================

(c) The net interest margin includes (in basis points): 18, 13, 14, 15 and 22 in the third, second and first quarters of 2001 and in the fourth and third of 2000, respectively, related to net interest income from hedge-related derivative transactions.

WACHOVIA CORPORATION AND SUBSIDIARIES
NET INTEREST INCOME SUMMARIES

---------------------------------------------------------------------------------------------------------------

                                                     NINE MONTHS ENDED 2001             NINE MONTHS ENDED 2000
                                            ---------------------------------------------------------------------

                                                                    AVERAGE                            Average
                                                        INTEREST      RATES                 Interest     Rates
                                               AVERAGE   INCOME/    EARNED/        Average   Income/   Earned/
(In millions)                                 BALANCES   EXPENSE       PAID       Balances   Expense      Paid
---------------------------------------------------------------------------------------------------------------
ASSETS
Interest-bearing bank balances              $    2,031        71       4.70 %  $     1,038        40      5.17 %
Federal funds sold and securities
  purchased under resale agreements              8,674       301       4.64          8,406       358      5.70
Trading account assets (a)                      13,955       607       5.80         12,160       627      6.89
Securities (a)                                  50,324     2,721       7.21         54,392     3,001      7.36
Loans (a) (b)
  Commercial
    Commercial, financial and agricultural      54,029     3,370       8.34         53,506     3,675      9.17
    Real estate - construction and other         3,651       180       6.63          2,514       159      8.42
    Real estate - mortgage                       9,554       513       7.17          9,192       581      8.45
    Lease financing                              6,201       486      10.44          5,168       461     11.88
    Foreign                                      5,682       258       6.08          4,711       245      6.94
-----------------------------------------------------------------                --------------------
        Total commercial                        79,117     4,807       8.12         75,091     5,121      9.11
-----------------------------------------------------------------                --------------------
  Consumer
    Real estate - mortgage                      18,295     1,002       7.30         25,483     1,400      7.33
    Installment loans and vehicle leasing       26,666     1,789       8.97         28,595     2,055      9.59
-----------------------------------------------------------------                --------------------
        Total consumer                          44,961     2,791       8.29         54,078     3,455      8.52
-----------------------------------------------------------------                --------------------
        Total loans                            124,078     7,598       8.18        129,169     8,576      8.86
-----------------------------------------------------------------                --------------------
Other earning assets                            10,352       598       7.72         10,453       742      9.48
-----------------------------------------------------------------                --------------------
        Total earning assets                   209,414    11,896       7.59        215,618    13,344      8.26
                                                        ====================                ===================
Cash and due from banks                          7,894                               7,783
Other assets                                    36,135                              26,817
-------------------------------------------------------                          ----------
        Total assets                        $  253,443                         $   250,218
=======================================================                          ==========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Interest-bearing deposits
    Savings and NOW accounts                    40,109       790       2.63         38,813       868      2.99
    Money market accounts                       20,556       694       4.51         15,385       480      4.17
    Other consumer time                         34,405     1,457       5.66         35,239     1,425      5.40
    Foreign                                      6,885       238       4.62          9,215       404      5.86
    Other time                                  11,460       449       5.24         14,235       725      6.80
-----------------------------------------------------------------                --------------------
        Total interest-bearing deposits        113,415     3,628       4.28        112,887     3,902      4.62
  Federal funds purchased and securities
    sold under repurchase agreements            26,379     1,066       5.40         33,451     1,493      5.96
  Commercial paper                               2,643        83       4.20          2,963       131      5.94
  Other short-term borrowings                    9,754       215       2.95          9,815       374      5.09
  Long-term debt                                37,041     1,454       5.24         33,800     1,665      6.57
-----------------------------------------------------------------                --------------------
        Total interest-bearing liabilities     189,232     6,446       4.55        192,916     7,565      5.24
                                                        ====================                ===================
  Noninterest-bearing deposits                  28,125                              28,698
  Other liabilities                             18,669                              12,799
  Stockholders' equity                          17,417                              15,805
-------------------------------------------------------                          ----------
        Total liabilities and
          stockholders' equity              $  253,443                         $   250,218
=======================================================                          ==========
Interest income and rate earned                         $ 11,896       7.59 %               $ 13,344      8.26 %
Interest expense and equivalent rate paid                  6,446       4.12                    7,565      4.68
----------------------------------------------------------------------------                -------------------
Net interest income and margin (c)                      $  5,450       3.47 %               $  5,779      3.58 %
============================================================================                ===================

(a) Yields related to securities and loans exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 35 percent and applicable state tax rates. Lease financing amounts include related deferred income taxes.
(b) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.
(c) The net interest margin includes (in basis points): 15 and 26 for the nine months ended September 30, 2001, and September 30, 2000, respectively, related to net interest income from hedge-related derivative transactions.

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

--------------------------------------------------------------------------------------------------------------

                                 THREE MONTHS ENDED SEPTEMBER 30, 2001   NINE MONTHS ENDED SEPTEMBER 30, 2001
                                 -----------------------------------------------------------------------------

                                             MERGER-RELATED                         MERGER-RELATED
                                              RESTRUCTURING                          RESTRUCTURING
                                  OPERATING       AND OTHER         AS    OPERATING      AND OTHER         AS
(In millions)                      EARNINGS   CHARGES/GAINS   REPORTED     EARNINGS  CHARGES/GAINS   REPORTED
--------------------------------------------------------------------------------------------------------------
Net interest income            $      1,930              -       1,930        5,343             -       5,343
Provision for loan losses               244            880       1,124          686           880       1,566
--------------------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses           1,686           (880)        806        4,657          (880)      3,777
--------------------------------------------------------------------------------------------------------------
Fee and other income
  Service charges and fees              541              -         541        1,495             -       1,495
  Advisory, underwriting and
    other investment banking
    fees                                177              -         177          613             -         613
  Other income
    Security transactions -
      portfolio                         (35)             -         (35)         (51)            -         (51)
    Asset sales and
      securitization                     89             31         120          165           (21)        144
    Gain on sale of branches              -              -           -            -            73          73
    Other                               264            (35)        229        1,989           (27)      1,962
--------------------------------------------------------------------------------------------------------------
        Total fee and other
          income                      1,036             (4)      1,032        4,211            25       4,236
--------------------------------------------------------------------------------------------------------------
Noninterest expense
  Merger-related and
    restructuring charges                 -             85          85            -            18          18
  Other noninterest expense           2,310              -       2,310        6,617           166       6,783
--------------------------------------------------------------------------------------------------------------
        Total noninterest
          expense                     2,310             85       2,395        6,617           184       6,801
--------------------------------------------------------------------------------------------------------------
Income (loss) before income
  taxes (benefits)                      412           (969)       (557)       2,251        (1,039)      1,212
Income taxes (benefits)                 114           (337)       (223)         694          (365)        329
--------------------------------------------------------------------------------------------------------------
        Net income (loss)      $        298           (632)       (334)       1,557          (674)        883
==============================================================================================================
Diluted earnings per common
  share                        $       0.27          (0.58)      (0.31)        1.51         (0.66)       0.85
==============================================================================================================


WACHOVIA CORPORATION AND SUBSIDIARIES
MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES/GAINS

--------------------------------------------------------------------------------------------------------------

                                                                                            THREE        NINE
                                                                                           MONTHS      MONTHS
                                                                                            ENDED       ENDED
                                                                                        SEPT. 30,   SEPT. 30,
(In millions)                                                                                2001        2001
--------------------------------------------------------------------------------------------------------------
MERGER-RELATED AND RESTRUCTURING CHARGES
Merger-related charges
  Personnel and employee termination benefits                                        $         12          12
  Other                                                                                        39          39
--------------------------------------------------------------------------------------------------------------
        Total merger-related charges                                                           51          51
Restructuring charges
  Personnel and employee termination benefits                                                  31          31
--------------------------------------------------------------------------------------------------------------
        Total restructuring charges                                                            31          31
--------------------------------------------------------------------------------------------------------------
        Total First Union / Wachovia merger-related and restructuring charges                  82          82
Strategic repositioning restructuring charges (reversals), net                                  -         (73)
Reversal of March 1999 restructuring accruals related
  primarily to employee termination benefits                                                    -         (14)
Merger-related charges from previously announced mergers                                        3          23
--------------------------------------------------------------------------------------------------------------
        Total                                                                                  85          18
--------------------------------------------------------------------------------------------------------------
OTHER CHARGES/GAINS
Provision for loan losses                                                                     880         880
Other income                                                                                    4         (25)
Other noninterest expense                                                                       -         166
--------------------------------------------------------------------------------------------------------------
        Total other charges/gains                                                             884       1,021
--------------------------------------------------------------------------------------------------------------
        Total restructuring and other charges/gains                                          (969)     (1,039)
Income tax benefits                                                                          (337)       (365)
--------------------------------------------------------------------------------------------------------------
After-tax restructuring and other charges/gains                                      $       (632)       (674)
==============================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATING EARNINGS (a)

---------------------------------------------------------------------------------------------------------------------

                                                                                          2001                  2000
                                                            ----------------------------------- ---------------------

                                                                 THIRD      Second       First     Fourth      Third
(In millions, except per share data)                           QUARTER     Quarter     Quarter    Quarter    Quarter
---------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                $      2,621       2,420       2,526      2,701      2,768
Interest and dividends on securities                               852         881         925        939        975
Trading account interest                                           192         198         204        199        212
Other interest income                                              279         321         370        425        510
---------------------------------------------------------------------------------------------------------------------
        Total interest income                                    3,944       3,820       4,025      4,264      4,465
---------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                             1,183       1,192       1,253      1,367      1,422
Interest on short-term borrowings                                  417         454         493        538        609
Interest on long-term debt                                         414         463         577        627        600
---------------------------------------------------------------------------------------------------------------------
        Total interest expense                                   2,014       2,109       2,323      2,532      2,631
---------------------------------------------------------------------------------------------------------------------
Net interest income                                              1,930       1,711       1,702      1,732      1,834
Provision for loan losses                                          244         223         219        192        142
---------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses              1,686       1,488       1,483      1,540      1,692
---------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                           541         486         468        481        508
Commissions                                                        356         389         375        383        365
Fiduciary and asset management fees                                400         384         381        387        384
Advisory, underwriting and other investment banking fees           177         238         198        187        148
Principal investing                                               (585)        (58)        (43)       (43)        34
Other income                                                       147         190         167        187        206
---------------------------------------------------------------------------------------------------------------------
        Total fee and other income                               1,036       1,629       1,546      1,582      1,645
---------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                   1,374       1,363       1,329      1,243      1,381
Occupancy                                                          176         155         163        150        157
Equipment                                                          214         198         205        221        213
Advertising                                                         15          11           9         16         14
Communications and supplies                                        117         111         110        123        117
Professional and consulting fees                                    79          69          73         97         87
Goodwill and other intangible amortization                         117          77          78         80         79
Sundry expense                                                     218         185         171        202        280
---------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                2,310       2,169       2,138      2,132      2,328
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                                         412         948         891        990      1,009
Income taxes                                                       114         299         281        309        307
---------------------------------------------------------------------------------------------------------------------
        Net operating earnings                            $        298         649         610        681        702
=====================================================================================================================
Diluted earnings per common share                         $       0.27        0.66        0.62       0.69       0.71
=====================================================================================================================

(a) Operating earnings exclude merger-related, restructuring and other charges and gains and cumulative effect of a change in accounting principle.

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATING EARNINGS (a)

--------------------------------------------------------------------------------------------------------------------

                                                                                                  Nine Months Ended
                                                                                                      September 30,
                                                                                                --------------------

(In millions, except per share data)                                                                2001       2000
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                                                    $    7,567      8,545
Interest and dividends on securities                                                               2,658      2,964
Trading account interest                                                                             594        621
Other interest income                                                                                970      1,140
--------------------------------------------------------------------------------------------------------------------
        Total interest income                                                                     11,789     13,270
--------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                                               3,628      3,902
Interest on short-term borrowings                                                                  1,364      1,998
Interest on long-term debt                                                                         1,454      1,665
--------------------------------------------------------------------------------------------------------------------
        Total interest expense                                                                     6,446      7,565
--------------------------------------------------------------------------------------------------------------------
Net interest income                                                                                5,343      5,705
Provision for loan losses                                                                            686        562
--------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                                4,657      5,143
--------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                                                           1,495      1,485
Commissions                                                                                        1,120      1,208
Fiduciary and asset management fees                                                                1,165      1,124
Advisory, underwriting and other investment banking fees                                             613        539
Principal investing                                                                                 (686)       438
Other income                                                                                         504        439
--------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                                                 4,211      5,233
--------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                                                     4,066      4,206
Occupancy                                                                                            494        469
Equipment                                                                                            617        637
Advertising                                                                                           35         75
Communications and supplies                                                                          338        364
Professional and consulting fees                                                                     221        240
Goodwill and other intangible amortization                                                           272        281
Sundry expense                                                                                       574        809
--------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                                                  6,617      7,081
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                         2,251      3,295
Income taxes                                                                                         694      1,041
--------------------------------------------------------------------------------------------------------------------
        Net operating earnings                                                                $    1,557      2,254
====================================================================================================================
Diluted earnings per common share                                                             $     1.51       2.29
====================================================================================================================

(a) Operating earnings exclude merger-related, restructuring and other charges and gains.

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------------------------------------

                                                                                          2001                  2000
                                                            ----------------------------------- ---------------------

                                                                 THIRD      Second       First     Fourth      Third
(In millions, except per share data)                           QUARTER     Quarter     Quarter    Quarter    Quarter
---------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                   $     10,051       8,665       7,857      9,906      7,063
Interest-bearing bank balances                                   2,128       1,666       2,971      3,239      4,585
Federal funds sold and securities purchased under
  resale agreements (carrying amount of collateral
  $4,512 at September 30, 2001, $2,029 repledged)                9,354       9,161      11,866     11,240      5,395
---------------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents                         21,533      19,492      22,694     24,385     17,043
---------------------------------------------------------------------------------------------------------------------
Trading account assets                                          26,763      23,181      20,431     21,630     17,417
Securities (carrying amount of collateral $31,903 at
  September 30, 2001)                                           56,929      48,055      51,528     49,246     52,065
Loans, net of unearned income                                  169,680     122,492     122,853    123,760    123,419
  Allowance for loan losses                                     (3,039)     (1,760)     (1,759)    (1,722)    (1,720)
---------------------------------------------------------------------------------------------------------------------
        Loans, net                                             166,641     120,732     121,094    122,038    121,699
---------------------------------------------------------------------------------------------------------------------
Premises and equipment                                           5,775       4,852       4,968      5,024      5,090
Due from customers on acceptances                                  796         856         894        874        968
Goodwill and other intangible assets                            12,937       3,625       3,690      3,664      3,756
Other assets                                                    34,523      25,148      27,650     27,309     28,602
---------------------------------------------------------------------------------------------------------------------
        Total assets                                      $    325,897     245,941     252,949    254,170    246,640
=====================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                  36,382      29,633      28,582     30,315     28,501
  Interest-bearing deposits                                    144,167     108,934     112,213    112,353    110,369
---------------------------------------------------------------------------------------------------------------------
        Total deposits                                         180,549     138,567     140,795    142,668    138,870
Short-term borrowings                                           44,303      34,754      39,719     39,446     39,388
Bank acceptances outstanding                                       798         859         902        880        976
Trading account liabilities                                     10,084       7,907       8,130      7,475      5,138
Other liabilities                                               18,424      11,650      11,230     12,545     11,215
Long-term debt                                                  43,233      36,060      36,092     35,809     36,258
---------------------------------------------------------------------------------------------------------------------
        Total liabilities                                      297,391     229,797     236,868    238,823    231,845
---------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred stock, issued 345 thousand shares                          -           -           -          -          -
Common stock, $3.33-1/3 par value;
  authorized 3 billion shares, issued 1.361 billion shares       4,537       3,264       3,271      3,267      3,287
Paid-in capital                                                 17,835       6,345       6,307      6,272      6,211
Retained earnings                                                5,139       6,627       6,281      6,021      6,135
Accumulated other comprehensive income, net                        995         (92)        222       (213)      (838)
---------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                              28,506      16,144      16,081     15,347     14,795
---------------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity        $    325,897     245,941     252,949    254,170    246,640
=====================================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

--------------------------------------------------------------------------------------------------------------------

                                                                                         2001                  2000
                                                           ----------------------------------- ---------------------

                                                                THIRD      Second       First     Fourth      Third
(In millions, except per share data)                          QUARTER     Quarter     Quarter    Quarter    Quarter
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                               $      2,621       2,420       2,526      2,701      2,768
Interest and dividends on securities                              852         881         925        939        975
Trading account interest                                          192         198         204        199        212
Other interest income                                             279         321         370        425        510
--------------------------------------------------------------------------------------------------------------------
        Total interest income                                   3,944       3,820       4,025      4,264      4,465
--------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                            1,183       1,192       1,253      1,367      1,422
Interest on short-term borrowings                                 417         454         493        538        609
Interest on long-term debt                                        414         463         577        627        600
--------------------------------------------------------------------------------------------------------------------
        Total interest expense                                  2,014       2,109       2,323      2,532      2,631
--------------------------------------------------------------------------------------------------------------------
Net interest income                                             1,930       1,711       1,702      1,732      1,834
Provision for loan losses                                       1,124         223         219        192        322
--------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses               806       1,488       1,483      1,540      1,512
--------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                          541         486         468        481        506
Commissions                                                       356         389         375        383        365
Fiduciary and asset management fees                               400         384         381        387        384
Advisory, underwriting and other investment banking fees          177         238         198        182        145
Principal investing                                              (585)        (58)        (43)       (43)        34
Other income                                                      143         191         195        363        749
--------------------------------------------------------------------------------------------------------------------
        Total fee and other income                              1,032       1,630       1,574      1,753      2,183
--------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                  1,374       1,400       1,373      1,407      1,427
Occupancy                                                         176         180         164        150        160
Equipment                                                         214         207         211        233        213
Advertising                                                        15          16          14         35         18
Communications and supplies                                       117         111         110        130        125
Professional and consulting fees                                   79          84          83        104         91
Goodwill and other intangible amortization                        117          77          78         80         79
Merger-related and restructuring charges                           85         (69)          2         33         52
Sundry expense                                                    218         191         174        205        283
--------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                               2,395       2,197       2,209      2,377      2,448
--------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes and cumulative
   effect of a change in accounting principle                    (557)        921         848        916      1,247
Income taxes (benefits)                                          (223)        288         264        271        395
--------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect of a change
  in accounting principle                                        (334)        633         584        645        852
Cumulative effect of a change in the accounting for
  beneficial interests, net of income taxes                         -           -           -        (46)         -
--------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                $       (334)        633         584        599        852
===================================================================================================================
PER COMMON SHARE DATA
Basic
  Income (loss) before change in accounting principle    $      (0.31)       0.65        0.60       0.66       0.87
  Net income (loss)                                             (0.31)       0.65        0.60       0.61       0.87
Diluted
  Income (loss) before change in accounting principle           (0.31)       0.64        0.59       0.65       0.86
  Net income (loss)                                             (0.31)       0.64        0.59       0.60       0.86
Cash dividends                                           $       0.24        0.24        0.24       0.48       0.48
AVERAGE COMMON SHARES (In thousands)
Basic                                                       1,094,398     969,333     967,671    969,097    971,453
Diluted                                                     1,105,270     978,185     975,847    990,445    986,763
===================================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

-------------------------------------------------------------------------------------------------------------------

                                                                                                 Nine Months Ended
                                                                                                     September 30,
                                                                                            -----------------------

(In millions, except per share data)                                                               2001       2000
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                                                $       7,567      8,545
Interest and dividends on securities                                                              2,658      2,964
Trading account interest                                                                            594        621
Other interest income                                                                               970      1,140
-------------------------------------------------------------------------------------------------------------------
        Total interest income                                                                    11,789     13,270
-------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                                              3,628      3,902
Interest on short-term borrowings                                                                 1,364      1,998
Interest on long-term debt                                                                        1,454      1,665
-------------------------------------------------------------------------------------------------------------------
        Total interest expense                                                                    6,446      7,565
-------------------------------------------------------------------------------------------------------------------
Net interest income                                                                               5,343      5,705
Provision for loan losses                                                                         1,566      1,544
-------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                               3,777      4,161
-------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                                                          1,495      1,439
Commissions                                                                                       1,120      1,208
Fiduciary and asset management fees                                                               1,165      1,124
Advisory, underwriting and other investment banking fees                                            613        536
Principal investing                                                                                (686)       438
Other income                                                                                        529        214
-------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                                                4,236      4,959
-------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                                                    4,147      4,252
Occupancy                                                                                           520        472
Equipment                                                                                           632        637
Advertising                                                                                          45         79
Communications and supplies                                                                         338        373
Professional and consulting fees                                                                    246        244
Goodwill and other intangible amortization                                                          272        281
Merger-related and restructuring charges                                                             18      2,157
Sundry expense                                                                                      583        838
-------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                                                 6,801      9,333
-------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                                                 1,212       (213)
Income taxes                                                                                        329        294
-------------------------------------------------------------------------------------------------------------------
        Net income (loss)                                                                 $         883       (507)
===================================================================================================================
PER COMMON SHARE DATA
Basic earnings                                                                            $        0.86      (0.54)
Diluted earnings                                                                                   0.85      (0.54)
Cash dividends                                                                            $        0.72       1.44
AVERAGE COMMON SHARES (In thousands)
Basic                                                                                         1,010,467    971,111
Diluted                                                                                       1,019,721    984,340
===================================================================================================================

WACHOVIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------------------

                                                                                                 Nine Months Ended
                                                                                                     September 30,
                                                                                              ---------------------

(In millions)                                                                                      2001       2000
-------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                                                                          $        883       (507)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
  Accretion and amortization of securities discounts and premiums, net                              148        206
  Provision for loan losses                                                                       1,566      1,544
  Securitization gains                                                                             (144)      (195)
  Gain on sale of mortgage servicing rights                                                         (56)        (3)
  Securities transactions                                                                            51      1,053
  Depreciation, goodwill and other amortization                                                     891        934
  Goodwill impairments                                                                                -      1,754
  Trading account assets, net                                                                    (4,199)    (2,471)
  Mortgage loans held for resale                                                                   (577)       689
  (Gain) loss on sales of premises and equipment                                                      6         (8)
  Gain on sales credit card and mortgage servicing portfolios                                         -     (1,008)
  Other assets, net                                                                              (1,038)      (687)
  Trading account liabilities, net                                                                2,609      1,569
  Other liabilities, net                                                                          2,084      2,574
-------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                                 2,224      5,444
-------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of securities                                                                             9,714     11,292
  Maturities of securities                                                                        5,111      3,016
  Purchases of securities                                                                       (11,842)    (6,594)
  Origination of loans, net                                                                       1,573     (7,940)
  Sales of premises and equipment                                                                    65        248
  Purchases of premises and equipment                                                              (309)      (650)
  Goodwill and other intangible assets, net                                                         (86)       (52)
  Purchase of bank-owned separate account life insurance                                            (81)       (97)
  Cash equivalents acquired, net of purchases of banking organizations                            3,591          3
-------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by investing activities                                          7,736       (774)
-------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of deposits, net                                                                         (5,265)    (2,177)
  Securities sold under repurchase agreements and other short-term borrowings, net               (3,251)   (10,719)
  Issuances of long-term debt                                                                     7,562     14,066
  Payments of long-term debt                                                                     (9,799)    (9,788)
  Sales of common stock                                                                             (67)       128
  Purchases of common stock                                                                      (1,284)      (396)
  Cash dividends paid                                                                              (708)    (1,418)
-------------------------------------------------------------------------------------------------------------------
        Net cash used by financing activities                                                   (12,812)   (10,304)
-------------------------------------------------------------------------------------------------------------------
        Decrease in cash and cash equivalents                                                    (2,852)    (5,634)
        Cash and cash equivalents, beginning of year                                             24,385     22,677
-------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents, end of period                                           $     21,533     17,043
===================================================================================================================
NONCASH ITEMS
Transfer to securities from loans                                                          $         95      9,246
Transfer to securities from other assets                                                            908          -
Transfer to other assets from trading account assets                                                201          -
Transfer to other assets from securities                                                              -      1,335
Transfer to other assets from loans, net                                                          1,651      7,064
Issuance of common stock for purchase accounting merger                                    $     12,998          -
===================================================================================================================


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